================================================================================

                                                                REDACTED VERSION

                                 EXHIBIT 10.1

                                      TO

                             IMMUNEX CORPORATION'S

                                   FORM 8-K

                                    DATED

                              SEPTEMBER 29, 1997

================================================================================

     "[*]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a report for confidential treatment.

                                                                    EXHIBIT 10.1

================================================================================

                              PROMOTION AGREEMENT

                                    BETWEEN

                              IMMUNEX CORPORATION

                                      AND

                       AMERICAN HOME PRODUCTS CORPORATION

                   FOR THE PROMOTION OF ENBREL/TM/ (TNFR:FC) IN

                                 NORTH AMERICA


                         DATED AS OF SEPTEMBER 25, 1997

================================================================================

                                    CONTENTS

ARTICLE 1.   DEFINITIONS..............................................................    1

ARTICLE 2.   COORDINATORS.............................................................   10

ARTICLE 3.   ENBREL MANAGEMENT COMMITTEE..............................................   11

ARTICLE 4.   APPOINTMENT; WYETH-AYERST RESPONSIBILITIES...............................   12

ARTICLE 5.   IMMUNEX RESPONSIBILITIES.................................................   20

ARTICLE 6.   COMMERCIAL EXPENSES......................................................   23

ARTICLE 7.   WORKING CAPITAL LOAN FOR LAUNCH INVENTORY OF ENBREL......................   26

ARTICLE 8.   ENBREL PROMOTIONAL MATERIALS.............................................   27

ARTICLE 9.   SCHEDULED PAYMENTS.......................................................   29

ARTICLE 10.  COMPENSATION.............................................................   30

ARTICLE 11.  DETAILING REPORTS; ACTIVITY AUDITS; DETERMINATION OF DETAILS PERFORMED...   33

ARTICLE 12.  NEW INDICATION EXPENSES..................................................   35

ARTICLE 13.  PATENTS..................................................................   36

ARTICLE 14.  COMPETITIVE PRODUCTS.....................................................   38

ARTICLE 15.  ACCOUNTING AND RECORDS...................................................   39

ARTICLE 16.  CURRENCY.................................................................   41

ARTICLE 17.  TRADEMARKS...............................................................   41

ARTICLE 18.  CONFIDENTIAL INFORMATION.................................................   42

ARTICLE 19.  REPRESENTATIONS AND WARRANTIES...........................................   43

ARTICLE 20.  INDEMNITIES..............................................................   44

ARTICLE 21.  PROMOTION TERM; TERMINATION OF AGREEMENT.................................   45

ARTICLE 22.  PUBLICATIONS; USE OF NAMES...............................................   49

ARTICLE 23.  U.S. TACE AGREEMENT......................................................   50

ARTICLE 24.  MISCELLANEOUS PROVISIONS.................................................   50

APPOINTMENT OF WYETH-AYERST INTERNATIONAL, INC. ......................................   54

SCHEDULE A     TRADEMARKS
SCHEDULE B     COORDINATORS
SCHEDULE C     ENBREL MANAGEMENT COMMITTEE
SCHEDULE D     NOTE
SCHEDULE E     LOAN REQUEST

                              PROMOTION AGREEMENT

     THIS PROMOTION AGREEMENT (the "Agreement"), effective as of the 25th day
                                    ---------
of September, 1997, by and between IMMUNEX CORPORATION, a Washington corporation, having its principal place of business at 51 University Street, Seattle, Washington 98101, together with its Affiliates (as defined herein) ("Immunex"), and AMERICAN HOME PRODUCTS CORPORATION ("AHPC"), a Delaware
---------                                             ----
corporation, acting through its WYETH-AYERST LABORATORIES DIVISION, having a place of business at 555 East Lancaster Avenue, St. Davids, Pennsylvania 19087 ("Wyeth-Ayerst").
  ------------

                                  WITNESSETH:

     WHEREAS, Immunex, upon obtaining appropriate regulatory approvals, intends to market and sell in the Territory (as defined herein) a biological drug for rheumatoid arthritis under the trademark ENBREL(TM) (TNFR:Fc); and

     WHEREAS, Wyeth-Ayerst has the necessary resources and expertise to take responsibility for the tactical marketing and selling of Enbrel (as defined herein); and

     WHEREAS, the Parties (as defined herein) desire to enter into an arrangement whereby Wyeth-Ayerst would engage in tactical marketing and selling activities (as described more fully herein) to promote sales of Enbrel in the Territory under the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound hereby, do hereby agree as follows:

                            ARTICLE 1.  DEFINITIONS

     The following terms shall, for the purposes of this Agreement, have the meanings designated to them under this Article unless otherwise specifically indicated.

     1.1  "Acquired Competitive Product" shall mean any Competitive Product (as
           ----------------------------
defined herein) which was acquired in any way by Wyeth-Ayerst or its Affiliates through the acquisition of all or substantially all of the stock or assets of a company; provided, however, that any such product shall not be deemed to be a
Competitive Product for a period of [   *   ] following the closing date of such
acquisition.

     [ * ] Confidential Treatment Requested.

     1.2  "Affiliate" shall mean any corporation or business entity of which a
           ---------
Party owns directly or indirectly, fifty percent (50%) or more of the assets or outstanding stock, or any corporation which a Party directly or indirectly controls, or any parent corporation that owns, directly or indirectly, fifty percent (50%) or more of the assets or outstanding stock of a Party or directly or indirectly controls a Party. For purposes of this Agreement, each Party and the other Affiliates it controls shall not be deemed to be Affiliates of the other Party.

     1.3  "Annual Shortfall Details" shall mean the greater of the number of
           ------------------------
Details (as defined herein) by which Wyeth-Ayerst has fallen short of [ * ] of the applicable (a) Annual Target Number of Details (as defined herein) or (b) Annual Target Number of Primary Details (as defined herein) in any Calendar Year (as defined herein).

     1.4  "Annual Target Number of Details" shall mean the sum of the Quarterly
           -------------------------------
Target Number of Details (as defined herein) for a particular Calendar Year as established from time to time by the EMC (as defined herein) in the Marketing Plan (as defined herein) for each country in the Territory.

     1.5  "Annual Target Number of Primary Details" shall mean the sum of the
           ---------------------------------------
Quarterly Target Number of Primary Details (as defined herein) for a particular Calendar Year as established from time to time by the EMC in the Marketing Plan for each country in the Territory.

     1.6  "BLA" shall mean a biologics license application, or any successor
           ---
filing thereto.

     1.7  "Business Day" shall mean any day which is not a Saturday, Sunday, or
           ------------
a day on which banks in the State of New York are authorized to close.

     1.8  "CF&D Act" shall mean the Canada Food and Drug Act, as amended, and
           --------
regulations promulgated thereunder from time to time, including, but not limited to, guidelines and guidances issued by the HPB (as defined herein).

     1.9  "Calendar Quarter" shall mean each three (3)-month period commencing
           ----------------
the first day of January, April, July and October of each Calendar Year.

     1.10 "Calendar Year" shall mean each twelve (12)-month period commencing
           -------------
January 1 of each year after the Effective Date (as defined herein) through the end of the Promotion Term (as defined herein).

     [ * ] Confidential Treatment Requested.

     1.11 "Canadian Contract Year" shall mean the period of twelve (12)
           ----------------------
successive calendar months commencing on the first date of the Launch Month (as defined herein) in Canada, and each successive period of twelve (12) calendar months thereafter until the expiration of the Promotion Term.

     1.12 "Commercial Expenses" shall mean Marketing Expenses (as defined
           -------------------
herein) and Sales Force Costs (as defined herein) in any country in the Territory.

     1.13 "Competitive Product" shall mean, subject to Section 1.1 hereof, any
           -------------------
[ * ].

     1.14 "Contract Quarter" shall mean a period of three (3) successive
           ----------------
calendar months during the Promotion Term. The first Contract Quarter shall commence upon the first day of the first U.S. Contract Year (as defined herein) or the first day of the first Canadian Contract Year, as applicable.

     1.15 "Cost of Goods" shall mean, with respect to Enbrel, the total cost of
           -------------
finished goods including, but not limited to, bulk material, fill and finish, quality control, labeling, packaging and shipping to a Party or its agent, and storage.

     1.16 "Detail" or "Detailing" shall mean, with respect to Enbrel, an
           ------      ---------
interactive face-to-face visit by a Party's sales representative with a physician within the Physician Audience (as defined herein) at his or her office, at hospitals or at other locations (excluding exhibits, displays and other forms of communication not involving face-to-face contact by such sales representative), during which the FDA or HPB (as applicable) approved indicated uses, safety, effectiveness, contraindications, side effects, warnings and/or other relevant characteristics of Enbrel are described in a fair and balanced manner consistent with the FD&C Act (as defined herein) or the CF&D Act, as applicable, including, but not limited to, the regulations at 21 CFR Part 202 and using, as necessary or desirable, the Enbrel Labeling (as defined herein) or the Enbrel Promotional Materials (as defined herein), in an effort to increase physician prescribing preferences of Enbrel for its FDA or HPB (as applicable) approved indicated uses. Primary Details (as defined herein) and Secondary Details (as defined herein) shall qualify as Details, while reminder details, mentions and incidental contacts shall not qualify as Details under this Agreement.

     1.17 "Effective Date" shall mean the effective date of this Agreement,
           --------------
which shall be the date appearing at the beginning of this Agreement.

     1.18 "Enbrel Management Committee" or "EMC" shall mean the committee
           ---------------------------      ---
established pursuant to Section 3.1 hereof.

     [ * ] Confidential Treatment Requested.

     1.19 "Enbrel" shall mean any prescription drug product in any dosage form
           ------
approved by the FDA or HPB which contains TNFR:Fc as an active ingredient and which is sold by Immunex or its agents under the trademark ENBREL or any other trademark(s). Enbrel shall include any improvements thereto, including, but not
limited to, [   *   ].  Enbrel shall include all indications but not any
oncology indications, except as provided in Section 5.2 hereof.

     1.20 "Enbrel Gross Profits" shall mean Net Sales of Enbrel less the sum of
           --------------------
Cost of Goods and Royalties (as defined herein).

     1.21 "Enbrel Gross Profits Annual Allocation Schedule" shall mean the
           -----------------------------------------------
schedule set forth in Table 1 in Section 10.1(a) hereof.

     1.22 "Enbrel Labeling" shall mean (a) the FDA or HPB (as applicable)
           ---------------
approved full prescribing information for Enbrel, including any required patient information and (b) all labels and other written, printed, or graphic matter upon any container, wrapper, or any package insert or outsert utilized with or for Enbrel.

     1.23 "Enbrel Marketing Team" shall mean the team(s) assembled by the
           ---------------------
Parties which shall implement the Marketing Plan for Enbrel in each country of the Territory, as applicable.

     1.24 "Enbrel Promotional Materials" shall mean all sales representative
           ----------------------------
training materials and all written, printed, graphic, electronic, audio or video matter, including, but not limited to, journal advertisements, sales visual aids, direct mail, direct-to-consumer advertising, Internet postings, broadcast advertisements, and sales reminder aids (e.g., scratch pads, pens and other such
                                         ----
items) intended for use or used by a Party in connection with any Promotion (as defined herein) or Detailing of Enbrel, except Enbrel Labeling.

     1.25 "FD&C Act" shall mean the Federal Food, Drug and Cosmetic Act, as
           --------
amended, and regulations promulgated thereunder from time to time, including, but not limited to, guidelines and guidances issued by the FDA.

     1.26 "FDA" shall mean the United States Food and Drug Administration, or
           ---
any successor entity thereto.

     1.27 "Granted Patent(s)" shall mean any claims of an issued and unexpired
           -----------------
patent in the Territory that has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, or that remains unappealable or unappealed within the time allowed for appeal, or that has

     [ * ] Confidential Treatment Requested.

not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise.

     1.28 "HPB" shall mean the Health Protection Branch of Health and Welfare
           ---
Canada, or any successor entity thereto.

     1.29 "IND" shall mean an investigational new drug application and/or its
           ---
Canadian counterpart, as the context requires.

     1.30 "Immunex Canadian Launch Year" shall mean a period of twelve (12)
           ----------------------------
successive calendar months commencing on the date, if any, upon which an Immunex sales force begins Detailing of Enbrel in Canada.

     1.31 "Immunex Patent(s)" shall mean all Immunex Granted Patents and any
           -----------------
Third Party (as defined herein) patents that Immunex has a right to enforce, that claim Enbrel, or the manufacture, importation or use of Enbrel, and any reissues, re-examinations, continuations, continuations-in-part, divisions, renewals, extensions, patents of addition, and any extension of the term of the patent or supplementary protection certificate or other means by which greater effective patent protection is extended that exist as of the Effective Date or are issued or filed at any time thereafter through the end of the Promotion Term.

     1.32 "Immunex U.S. Launch Year" shall mean a period of twelve (12)
           ------------------------
successive calendar months commencing on the date, if any, upon which an Immunex sales force begins Detailing of Enbrel in the U.S. (as defined herein).

     1.33 "Launch Month" shall mean on a country-by-country basis in the
           ------------
Territory, the month in which a Market Launch (as defined herein) occurs.

     1.34 "Marketing Clinical Studies" shall mean those clinical studies
           --------------------------
requested from time to time by the Enbrel Marketing Team and approved by the EMC, including, but not limited to, pharmacoeconomic studies, pharmacoepidemiology studies, and investigator-sponsored clinical studies and, to the extent requested or modified from time to time by the Enbrel Marketing Team and so approved, safety surveillance studies (e.g., if so requested or
                                                   ----
modified and approved, post-Market Launch expenses related to [   *   ]).

     1.35 "Market Launch" shall mean on a country-by-country basis in the
           -------------
Territory, the first commercial sale of Enbrel in that country following final regulatory approval.

     [ * ] Confidential Treatment Requested.

     1.36 "Marketing Expenses" shall mean any and all commercial expenses
           ------------------
relating to Enbrel on a country-by-country basis in the Territory other than Sales Force Costs, including, but not limited to, expenses related to the following: marketing, advertising and Promotion; Enbrel Promotional Materials; Enbrel Marketing Team; national launch meeting(s); marketing activities directed to national accounts and managed care organizations; education programs; trade shows; market research; sales promotional lists; patient compliance improvements programs; patient registries (if such registries are of a passive, non-interventional nature); Marketing Clinical Studies; federal, state and private reimbursement and formulary approvals; and all infrastructure services (e.g.,
                                                                        ----
marketing management and administration, distribution services, customer service, accounts receivable, collection, professional services, and regulatory services (other than for obtaining new indications for Enbrel or related to Phase IV Studies (as defined herein)) including, but not limited to, adverse event reporting, promotion review, and regulatory submission of Enbrel Promotional Materials).

     1.37 "Marketing Plan" shall mean the marketing and Promotional plans and
           --------------
budgets for Enbrel as established by the EMC from time to time for each country in the Territory, and as set forth in Section 3.2 hereof.

     1.38 "NDS" shall mean a new drug submission with the HPB, or any successor
           ---
filing thereto.

     1.39 "Net Sales" shall mean the gross invoice price of a product sold in
           ---------
the Territory by a Party, its Affiliates, sublicensees, distributors or other designees to a Third Party after deducting, if not already deducted in the amount invoiced or not otherwise accounted for in Cost of Goods or Marketing Expenses hereunder:

          (a) the standard inventory cost (actual acquisition cost) of devices used for dispensing or administering such product and that accompany such product as they are sold;

          (b) then normal or customary trade, cash, and/or quantity discounts;

          (c) returns, allowances, free goods, rebates and chargebacks;

          (d) retroactive price reductions applicable to sales of such product;

          (e) fees paid to distributors, selling agents (excluding any sales representatives of a Party or any of its Affiliates), group purchasing organizations and managed care entities;

          (f) sales taxes, excise taxes, tariffs and duties; and

          (g) two percent (2%) of the amount invoiced to cover bad debt, freight or other transportation charges, insurance charges, additional special packaging, and other governmental charges.

     1.40 "New Indication" shall mean any new indication for Enbrel other than
           --------------
rheumatoid arthritis indications and oncology indications, provided, however, that New Indications shall include oncology indications if oncology indications are subsequently added to this Agreement pursuant to Section 5.2 hereof.

     1.41 "New Indication Expenses" shall mean any and all costs and expenses
           -----------------------
incurred by or on behalf of Immunex with respect to conducting clinical studies under an Immunex IND, and other activities related to obtaining regulatory approval for a New Indication in any country in the Territory.

     1.42 "PCPs" shall mean primary care physicians, general practitioners,
           ----
family practice physicians, internal medicine physicians and doctors of osteopathy within the Physician Audience in the Territory.

     1.43 "PHS Act" shall mean the Public Health Service Act, Biological
           -------
Products, as amended, and regulations promulgated thereunder from time to time.

     1.44 "Party" or "Parties" shall mean Immunex and/or Wyeth-Ayerst, as the
           -----      -------
context requires.

     1.45 "Phase IV Studies" shall mean those studies, including safety
           ----------------
surveillance studies, conducted under an Immunex IND which are agreed upon by Immunex and either the FDA or HPB, as applicable, as a condition of approval or maintenance of approval of an Immunex BLA or NDS for Enbrel, as the case may be, other than (a) Marketing Clinical Studies, (b) patient registries included within the definition of Marketing Expenses, and (c) those studies for a New Indication the cost of which are New Indication Expenses.

     1.46 "Physician Audience" shall mean RHUs (as defined herein) and PCPs, and
           ------------------
such other physician categories or specialties, if any, as may be designated from time to time by the EMC in the Territory.

     1.47 "Post-Detailing Contract Quarter" shall mean a period of three (3)
           -------------------------------
successive calendar months commencing upon the expiration or termination of the Promotion Term.

     1.48 "Post-Detailing Contract Year" shall mean a period of twelve (12)
           ----------------------------
successive calendar months commencing upon the expiration or termination of the Promotion Term.

     1.49 "Primary Detail" shall mean a Detail in which the predominant portion
           --------------
of time or emphasis is devoted to the Detailing of Enbrel, it being understood that, in most but not all Primary Details, Enbrel shall be the first product presentation made.

     1.50 "Promote," "Promotion," "Promoting" or "Promotional" shall mean, with
           -------    ---------    ---------      -----------
respect to Enbrel, those activities and obligations other than Detailing undertaken by a Party to encourage sales of Enbrel, including, but not limited to, journal advertising, direct mail programs, direct-to-consumer advertising, convention exhibits, and other forms of advertising and promotion specified in any Marketing Plan.

     1.51 "Promotion Term" shall mean the period during which Wyeth-Ayerst shall
           --------------
undertake Promotion and Detailing of Enbrel hereunder.

     1.52 "Quarterly Minimum Number of Details" shall mean the minimum number of
           -----------------------------------
Details to be conducted by a Party's full-time sales representatives during each Calendar Quarter in each country in the Territory, as established from time to time by the EMC in the Marketing Plan.

     1.53 "Quarterly Minimum Number of Primary Details" shall mean the minimum
           -------------------------------------------
number of Primary Details to be conducted by a Party's full-time sales representatives during each Calendar Quarter in each country in the Territory, as established from time to time by the EMC in the Marketing Plan.

     1.54 "Quarterly Target Number of Details" shall mean the target number of
           ----------------------------------
Details to be conducted by a Party's full-time sales representatives during each Calendar Quarter in each country in the Territory, as established from time to time by the EMC in the Marketing Plan.

     1.55 "Quarterly Target Number of Primary Details" shall mean the target
           ------------------------------------------
number of Primary Details to be conducted by a Party's full-time sales representatives during each Calendar Quarter in each country in the Territory, as established from time to time by the EMC in the Marketing Plan.

     1.56 "RHUs" shall mean the rheumatologists within the Physician Audience in
           ----
the Territory.

     1.57 "Royalties" shall mean all running royalties paid to Third Parties
           ---------
under patent or technology licenses that are necessary or desirable in order to manufacture, import, use, sell or distribute Enbrel, [ * ].

     1.58 "SICP" shall mean the Wyeth-Ayerst sales incentive compensation plan.
           ----

     1.59 "Sales Force Costs" shall mean the cost of a Party's sales force and
           -----------------
all related support services (e.g., sales management, sales force training,
                              ----
sales support services, and administrative services) attributable to its activities related to Enbrel on a country-by-country basis in the Territory, provided that Sales Force Costs shall not include any Marketing Expenses.

     1.60 "Secondary Detail" shall mean a Detail in which the second-most
           ----------------
predominant portion of time or emphasis is devoted to the Detailing of Enbrel, it being understood that, in most but not all Secondary Details, Enbrel shall be the second product presentation made.

     1.61 "Shortfall Details" shall mean the greater of the number of Details by
           -----------------
which Wyeth-Ayerst has fallen short of the applicable (a) Quarterly Minimum Number of Details in any two (2) consecutive Calendar Quarters in any country in the Territory or (b) Quarterly Minimum Number of Primary Details in any two (2) consecutive Calendar Quarters in any country in the Territory.

     1.62 "TNFR Agreement" shall mean the TNFR License and Development Agreement
           --------------
between Immunex and AHPC dated as of July 1, 1996.

     1.63 "Territory" shall mean the U.S. and Canada.
           ---------

     1.64 "Third Party" shall mean any party other than Wyeth-Ayerst, Immunex
           -----------
and their respective Affiliates.

     1.65 "Trademarks" shall mean those trademarks and trade names, whether or
           ----------
not registered in the Territory, trade dress and packaging which (a) are owned by or licensed to either Party and which (other than trade dress and packaging) are set forth in Schedule A attached hereto and made a part hereof, or as otherwise agreed to by the Parties from time to time, and (b) are applied to or used with Enbrel or any Enbrel Promotional Materials.

     1.66 "U.S." shall mean the United States of America, its territories and possessions, and the Commonwealth of Puerto Rico.

     [ * ] Confidential Treatment Requested.

     1.67 "U.S. Contract Year" shall mean the period of twelve (12) successive calendar months commencing on the first date of the Launch Month in the U.S., and each successive period of twelve (12) calendar months thereafter until the expiration of the Promotion Term.

     1.68 "U.S. TACE Agreement" shall mean the Research Collaboration, Development and License Agreement between Immunex and AHPC dated as of December 1, 1995, relating to TNF converting enzymes.

     1.69 Each of the following definitions are found in the body of this Agreement as indicated:


                                                           Section
                                                        -------------
                   "ACCME"                                4.3(e)(1)
                   "ACCME Standards"                      4.3(e)(1)
                   "AMA"                                  4.3(d)(1)
                   "AMA Guidelines"                       4.3(d)(1)
                   "Commitment Period"                      7.1(a)
                   "Confidential Information"                18.1
                   "Coordinators"                             2.1
                   "Copy Clearance Committee"               8.1(b)
                   "DMARD"                                    5.4
                   "Disclosing Party"                        18.1
                   "Indemnitee"                              20.3
                   "Indemnitor"                              20.3
                   "Liabilities"                             20.1
                   "Loan Request"                           7.1(c)
                   "Loans"                                  7.1(a)
                   "Note"                                   7.1(b)
                   "PhRMA"                                4.3(d)(1)
                   "PhRMA Code"                           4.3(d)(1)
                   "Prime"                                  7.1(f)
                   "Publication"                             22.1
                   "Receiving Party"                         18.1
                   "Termination Period"                    21.4(h)

                            ARTICLE 2.  COORDINATORS

     2.1  Appointment of Coordinators.  Immunex and Wyeth-Ayerst shall each
          ---------------------------
appoint an authorized representative and a backup representative
("Coordinators").
  ------------

The initial Coordinators are listed on Schedule B attached hereto and made a part hereof. Each such Party may replace its Coordinators at any time for any reason by providing written notice thereof to the other Party.

     2.2  Responsibility of Coordinators. Each Party's Coordinators shall be
          ------------------------------
responsible for communications, other than legal notices, between the Parties related to the subject matter of this Agreement.


                       ARTICLE 3.  ENBREL MANAGEMENT COMMITTEE

     3.1  Establishment of Enbrel Management Committee.  The Parties hereby
          --------------------------------------------
establish an Enbrel Management Committee (EMC) to establish the commercial policies for Enbrel in the Territory. The EMC shall initially consist of three
(3) representatives from each of Immunex and Wyeth-Ayerst. The EMC shall be comprised of members designated by each Party on the basis of specific areas of expertise and ability to contribute to the commercial development of Enbrel. Co-chairpersons of the EMC shall be designated annually by Immunex and Wyeth-Ayerst. The initial members and Co-chairpersons of the EMC are listed on Schedule C attached hereto and made a part hereof. The Parties shall be free to change or equally increase the number of their respective representatives upon reasonable written notice to the other Party. Expansion of the EMC shall require the consent of each Party. Decisions of the EMC shall be made by consensus (i.e., a majority of the members designated by each Party).
 ----

     3.2  Responsibilities of Enbrel Management Committee.  The EMC shall, among
          -----------------------------------------------
other things as contemplated by this Agreement or otherwise agreed to by the Parties, have responsibility for the following areas: strategic planning; approval of an annual Marketing Plan; product pricing and related terms; approval of pre-Market Launch activities; approval of Marketing Clinical Studies; the selection and approval of marketing and sales support infrastructure services and expenses; and recommendations for and review, but not approval, of Immunex's New Indications development program for Enbrel. An annual Marketing Plan shall be prepared for each country in the Territory as applicable, which shall include an annual budget for Marketing Expenses and Sales Force Costs, and shall also specify sales force staffing levels, product positioning, Quarterly Target Number of Details, Quarterly Target Number of Primary Details, Quarterly Minimum Number of Details, Quarterly Minimum Number of Primary Details, and such other sales and marketing activities and strategies which may be considered necessary or desirable by the EMC for the Promotion and Detailing of Enbrel in the Territory. Commercial Expenses in excess of [ * ] of the approved annual budget shall not be subject to sharing by the Parties hereunder without approval of the EMC.

     3.3  Meetings.  The EMC shall meet once each Calendar Quarter and may meet
          --------
at additional times, as the Parties shall agree. The Co-chairpersons shall send notices and agendas for all regular meetings to all EMC members. The location of regularly scheduled meetings shall alternate between the offices of the Parties, unless otherwise agreed by the Parties. Meetings may be held telephonically, by video conference, or by any other media agreed to by the Parties. Members of the EMC shall have the right to participate in and vote at meetings by telephone or proxy. The Party hosting any meeting shall appoint a secretary to the meeting who shall record the minutes of the meeting; such minutes shall be circulated to the Parties promptly following the meeting for review, comment, ratification and distribution. Each Party shall bear its own travel and related costs incurred in connection with participation in the EMC.

     3.4  Dispute Resolution.  The EMC shall endeavor to reach a consensus on
          ------------------
all matters within its purview which are in dispute within a period of fifteen
(15) days after receiving notification that such dispute has been referred to the EMC for resolution under this Section 3.4. If such a resolution cannot be reached in that time period (or earlier at the election of either Party), the matter shall be referred to the Chief Executive Officer of Immunex and the President of Wyeth-Ayerst, or their designees, to resolve in a period of fifteen
(15) days through good faith discussions, or if still unresolved, to in good faith promptly agree upon a binding third party dispute resolution mechanism intended to promptly and fairly resolve the matter in dispute.

             ARTICLE 4.  APPOINTMENT; WYETH-AYERST RESPONSIBILITIES

     4.1  Appointment.  Immunex hereby appoints Wyeth-Ayerst, and Wyeth-Ayerst
          -----------
hereby accepts such appointment, to undertake Promotion and Detailing of Enbrel in the Territory under the terms and conditions set forth herein. Immunex's appointment of Wyeth-Ayerst in the Territory excludes any and all oncology indications for Enbrel, except as provided in Section 5.2 hereof.

     4.2  Wyeth-Ayerst Responsibilities.
          -----------------------------

          (a) Wyeth-Ayerst shall have responsibility for all tactical marketing and selling activities relating to Enbrel in the Territory and for any other activities approved from time to time by the EMC. Wyeth-Ayerst shall use reasonable

     [ * ] Confidential Treatment Requested.

commercial efforts in Promoting Enbrel comparable to those commercial efforts it would utilize to promote products of comparable commercial value.

          (b) Wyeth-Ayerst shall conduct Details to all appropriate customer segments in the Territory, including RHUs, PCPs and managed care, and as otherwise directed by the EMC.

          (c) Subject to EMC approval, Wyeth-Ayerst shall initially make the Detailing of Enbrel to RHUs and PCPs in the U.S. a major priority of at least its [ * ].

          (d) Promptly after the Effective Date, and in accordance with regulatory requirements and Section 6.1 hereof, Wyeth-Ayerst shall with the EMC's approval begin an appropriate pre-Market Launch campaign with opinion leaders and other relevant audiences (e.g., Arthritis Foundation, Health Care
                                      ----
Financing Administration) to increase awareness of Enbrel and to address Medicaid and Medicare reimbursement considerations with respect to Enbrel to the extent possible. The Parties shall coordinate their respective pre-Market Launch activities through the EMC.

          (e) Wyeth-Ayerst shall submit a pre-Market Launch Marketing Plan to the EMC for the U.S. by December 31, 1997. Wyeth-Ayerst shall also submit a Marketing Plan to the EMC for the first U.S. Contract Year and for the first Canadian Contract Year within six (6) months before the anticipated Market Launch with respect to the U.S. and Canada, respectively. Thereafter, Wyeth-Ayerst shall submit a Marketing Plan to the EMC for each subsequent Calendar Year (or part thereof) with respect to each country in the Territory, as applicable, at least six (6) months prior to the commencement of each such Calendar Year. Immunex shall provide to Wyeth-Ayerst for its consideration an initial business plan for Enbrel.

     4.3  Additional Wyeth-Ayerst Responsibilities.  During the Promotion Term,
          ----------------------------------------
Wyeth-Ayerst shall, as part of its duties hereunder, have responsibility for performing the activities set forth in this Section 4.3.

          (a) Wyeth-Ayerst shall supervise, train and maintain such competent and qualified sales representatives as may be required to Promote and Detail Enbrel as provided herein, such training to include a reasonable proficiency examination for all sales representatives who will be engaged in Detailing.

          (b) Wyeth-Ayerst shall assemble an Enbrel Marketing Team for each country in the Territory whose primary responsibility shall be to (1) coordinate the

     [ * ] Confidential Treatment Requested.

implementation of the Marketing Plan by the Wyeth-Ayerst sales organization in collaboration with the EMC and with Immunex's commercial team for Enbrel, (2) receive and disseminate to the appropriate members of Wyeth-Ayerst's sales organization all communications related to the marketing and Promotion of Enbrel, and (3) interact with Wyeth-Ayerst sales representatives engaged in Detailing of Enbrel. Each Enbrel Marketing Team shall be comprised of competent and qualified members designated from time to time by Wyeth-Ayerst and Immunex (pursuant to Section 5.10 hereof) on the basis of specific areas of expertise and ability to contribute to the implementation of the Marketing Plan.

          (c) (1) Wyeth-Ayerst shall endeavor in good faith to commence Promotion and Detailing of Enbrel in the U.S. within [ * ] after Immunex notifies Wyeth-Ayerst in writing of the receipt of final FDA approval to market Enbrel in the U.S. Wyeth-Ayerst shall in any event commence Promotion and Detailing of Enbrel in the U.S. (i) as promptly as practicable, and no later than [ * ] after Immunex notifies Wyeth-Ayerst in writing of the receipt of final FDA approval to market Enbrel in the U.S. or (ii) by such other later date, if any, as may be determined by the EMC, subject to availability of launch inventory of Enbrel and approval of launch Enbrel Promotional Materials.

          (2) Wyeth-Ayerst shall endeavor in good faith to commence Promotion and Detailing of Enbrel in Canada within [ * ] after Immunex notifies Wyeth-Ayerst in writing of the receipt of final HPB approval, and provincial and reimbursement approvals as required, to market Enbrel in Canada. Wyeth-Ayerst shall in any event commence Promotion and Detailing of Enbrel in Canada (i) as promptly as practicable, and no later than [ * ] after Immunex notifies Wyeth-Ayerst in writing of the receipt of final HPB approval to market Enbrel in Canada or (ii) by such other later date, if any, as may be determined by the EMC, subject to availability of launch inventory of Enbrel and approval of launch Enbrel Promotional Materials.

          (3) Wyeth-Ayerst shall endeavor in good faith to commence Promotion and Detailing of each New Indication, and any new rheumatoid arthritis indications for Enbrel, in each country in the Territory within [ * ] after Immunex notifies Wyeth-Ayerst in writing of the receipt of final regulatory approval from the FDA or HPB (and provincial and reimbursement approvals as required) to market such New Indication or such new rheumatoid arthritis indication in such country, as applicable. Wyeth-Ayerst shall in any event commence Promotion and Detailing of such New Indication or such rheumatoid arthritis indication in such country (i) as promptly as practicable, and no later than [ * ] after Immunex notifies Wyeth-

     [ * ] Confidential Treatment Requested.

Ayerst in writing of the receipt of final regulatory approval to market such New Indication or rheumatoid arthritis indication in such country or (ii) by such other later date, if any, as may be determined by the EMC, subject to availability of launch inventory of Enbrel and approval of launch Enbrel Promotional Materials for such New Indication or rheumatoid arthritis indication.

          (d) (1) Wyeth-Ayerst shall in all material respects conform its practices and procedures relating to the Detailing and Promotion of Enbrel in the U.S. to the FD&C Act, the PHS Act, the Pharmaceutical Research and Manufacturers of America ("PhRMA") Code of Pharmaceutical Marketing Practices
                           -----
(the "PhRMA Code") and the American Medical Association ("AMA") Guidelines on
      ----------                                          ---
Gifts to Physicians from Industry (the "AMA Guidelines"), as the same may be
                                        --------------
amended from time to time, and promptly notify Immunex of and provide Immunex with a copy of any correspondence or other reports with respect to the Detailing and Promotion of Enbrel submitted to or received from PhRMA or the AMA relating to the FD&C Act, the PHS Act, the PhRMA Code, or the AMA Guidelines.

               (2) Wyeth-Ayerst shall in all material respects conform its practices and procedures relating to the Detailing and Promotion of Enbrel in Canada with the CF&D Act and with all comparable codes and professional guidelines of Canadian regulatory authorities and/or recognized professional associations as are set forth in Section 4.3(d)(1) above, and provide Immunex with a copy of any correspondence or other reports with respect to the Detailing and Promotion of Enbrel in Canada submitted to or received from any of the applicable Canadian professional associations.

          (e) (1) Wyeth-Ayerst shall in all material respects conform its practices and procedures relating to educating the medical community in the U.S. with respect to Enbrel to the Accreditation Council for Continuing Medical Education ("ACCME") Standards for Commercial Support of Continuing Medical
            -----
Education (the "ACCME Standards") and any applicable FDA regulations or
                ---------------
guidelines, as the same may be amended from time to time, and promptly notify Immunex of and provide Immunex with a copy of any correspondence or other reports submitted to or received from the ACCME with respect to Enbrel relating to the ACCME Standards or such FDA regulations.

               (2) Wyeth-Ayerst shall in all material respects conform its practices and procedures relating to educating the medical community in Canada with respect to Enbrel with all comparable codes and professional guidelines of Canadian regulatory authorities and/or recognized professional associations as are set forth in

Section 4.3(e)(1) above, and provide Immunex with a copy of any correspondence or other reports with respect to such educational activities in Canada submitted to or received from any of the applicable Canadian professional associations with respect to Enbrel.

          (f) Wyeth-Ayerst shall pay incentive compensation to its sales representatives having primary responsibility for Detailing Enbrel with respect to sales of Enbrel in each country in the Territory in accordance with the SICP for Wyeth-Ayerst's own products, it being understood that (1) Wyeth-Ayerst shall determine the target payout for Enbrel in a manner consistent with the way in which it determines the target payouts for prescription drug products of comparable commercial potential and (2) the total potential SICP compensation payable by Wyeth-Ayerst to its sales representatives for Enbrel in each country in the Territory shall be comparable to the average annual amount of incentive compensation which Wyeth-Ayerst pays to its sales representatives (company-wide) on a per representative basis for Wyeth-Ayerst's top [ * ] major detailed prescription drug products, unless otherwise agreed from time to time by the EMC.

          (g) Wyeth-Ayerst shall notify its sales representatives (with a copy of such notice provided to Immunex) (1) prior to the commencement of Detailing for Enbrel in each country of the Territory, of the total potential incentive compensation available for Enbrel and (2) in a reasonable period of time after such commencement of Detailing for Enbrel, of the structure and formula of such total potential incentive compensation, and advise Immunex promptly after each incentive compensation payment with respect to Enbrel is made under the SICP of a summary of the methodology used by Wyeth-Ayerst to integrate incentive compensation payments for Enbrel into the SICP and the average sales representative and total payout for Enbrel.

          (h) On or before the forty-fifth (45th) day of each Calendar Quarter, commencing with the second Calendar Quarter after Market Launch, Wyeth-Ayerst shall furnish the following to Immunex:

               (1) the audit report described in Section 11.2 hereof for the prior Calendar Quarter; and

          (2) a summary of information coming to Wyeth-Ayerst's attention in the Territory concerning introductions and promotional activities of products competitive with Enbrel and of any serious complaints regarding Enbrel (other than those described in Section 4.3(k) below), it being understood that there is no obligation on Wyeth-Ayerst to solicit such information.

     [ * ] Confidential Treatment Requested.

          (i) Wyeth-Ayerst shall provide Immunex with copies of any communications, including communications sent electronically or by voice mail, disseminated by Wyeth-Ayerst generally to its sales representatives Detailing Enbrel in the Territory relating to marketing strategy for Enbrel or the terms or subject matter of this Agreement.

          (j) In connection with the Promotion and Detailing of Enbrel hereunder, Wyeth-Ayerst shall make no statement, representation or warranty, oral or written, to the Physician Audience or otherwise to Third Parties, concerning Enbrel for any approved indication for Enbrel inconsistent with, or contrary to, the Enbrel Labeling or Enbrel Promotional Materials.

          (k) Wyeth-Ayerst shall promptly submit to Immunex all product complaints (e.g., quality) and all adverse drug experience information in the
            ----
Territory concerning Enbrel coming to the attention of Wyeth-Ayerst pursuant to procedures to be mutually agreed upon by the Parties, including a copy of any records or other documentation which Wyeth-Ayerst has received relating thereto, such submission to be made promptly, but in any event in accordance with the FD&C Act, the PHS Act, or the CF&D Act, as applicable.

          (l) Wyeth-Ayerst shall provide Immunex a finalized priority call list of physicians within the Physician Audience intended for Enbrel Detailing by Wyeth-Ayerst's sales representatives by a mutually agreed upon date, with an update to such list as Immunex may reasonably request from time to time but not more often than once each Calendar Year; it being understood, however, that Wyeth-Ayerst shall be the sole determiner of the physicians working within the Physician Audience to whom its sales representatives shall conduct Details.
Such priority call list shall be considered Wyeth-Ayerst Confidential Information under Section 18.1 hereof.

          (m) If applicable, and if Enbrel sampling is approved by the EMC, Wyeth-Ayerst shall in all material respects conform its practices and procedures relating to Enbrel sampling in the Territory to sampling practices and procedures it follows with respect to its other similar prescription products, which practices and procedures in the U.S. shall be in compliance with the Prescription Drug Marketing Act of 1987, and which in Canada shall be in compliance with any Canadian counterpart thereof, as the same may be amended from time to time, and promptly provide Immunex with any correspondence or other reports submitted to or received from the FDA or HPB related to the Enbrel sampling.

     4.4  Detailing Performance Standards.
          -------------------------------

          (a) With respect to each country in the Territory, Wyeth-Ayerst shall conduct a Quarterly Target Number of Details and a Quarterly Minimum Number of Details for Enbrel in each Calendar Year (or part thereof) after Market Launch, allocated initially between RHUs and PCPs. The EMC shall establish these numbers by Physician Audience in each country in the Territory in the annual Marketing Plan for such country. The Quarterly Minimum Number of Details shall always be set by the EMC at a constant [ * ] of the Quarterly Target Number of Details.

          (b) With respect to each country in the Territory, Wyeth-Ayerst shall conduct a Quarterly Target Number of Primary Details and a Quarterly Minimum Number of Primary Details for Enbrel in each Calendar Year (or part thereof) after Market Launch, allocated initially between RHUs and PCPs. The EMC shall establish these numbers by Physician Audience in each country in the Territory in the annual Marketing Plan for such country. The Quarterly Minimum Number of Primary Details shall always be set by the EMC at a constant [ * ] of the Quarterly Target Number of Primary Details.

          (c)  If either

               (1) the total number of Details actually delivered by Wyeth-Ayerst in each of two (2) consecutive Calendar Quarters after Market Launch in any country in the Territory is less than [ * ] of the applicable Quarterly Minimum Number of Details to be delivered by Wyeth-Ayerst for such respective Calendar Quarters in such country, or

               (2) the total number of Primary Details actually delivered by Wyeth-Ayerst in each of two (2) consecutive Calendar Quarters after Market Launch in any country in the Territory is less than [ * ] of the applicable Quarterly Minimum Number of Primary Details to be delivered by Wyeth-Ayerst for such respective Calendar Quarters in such country, then at Immunex's election, which election may be communicated in writing to Wyeth-Ayerst within ten (10) days after the receipt of Wyeth-Ayerst's audit report under Section 11.2 hereof with respect to the Calendar Quarter in which a payment under this Section 4.4(c) has been triggered, (i) Wyeth-Ayerst shall pay Immunex for such Shortfall Details in accordance with the time period set forth in Section 10.3(c) hereof or (ii) Immunex may deduct from the next quarterly Enbrel Gross Profits sharing payment, an aggregate amount equal to [ * ] of Wyeth-Ayerst's then current cost of a Detail [ * ] for each of the Shortfall Details, provided that if either the total number of Details or Primary Details actually delivered by Wyeth-Ayerst in any two (2) such consecutive Calendar Quarters is less than [ * ] of the applicable

     [ * ] Confidential Treatment Requested.

Quarterly Minimum Number of Details or Primary Details to be delivered by Wyeth-Ayerst in such country, as applicable, the aggregate payment/deduction for all Shortfall Details in such period shall increase from [ * ] of Wyeth-Ayerst's then current cost of a Detail. If Immunex does not provide Wyeth-Ayerst with written notice of Immunex's election of the method of payment for Shortfall Details within the time period provided above, Immunex shall be deemed to have elected the method of payment provided in option (ii) within the immediately preceding sentence. For purposes of this Section 4.4, Wyeth-Ayerst's current cost of a Detail shall be determined in a manner consistent with Wyeth-Ayerst's current internal method of determining such costs as of the Effective Date, and Wyeth-Ayerst shall notify Immunex prior to the commencement of each Calendar Year after Market Launch of Wyeth-Ayerst's cost of a Detail for the following Calendar Year. Subject to Immunex's rights under Section 21.4(e) hereof, the foregoing payments under Section 4.4(c) above shall be Immunex's sole remedy for breach of Section 4.4(a) or (b) hereof.

          (d) Wyeth-Ayerst shall give prompt written notice to Immunex of the date on which its sales representatives commence Detailing Enbrel in any country in the Territory.

          (e) The target and minimum number of Details and Primary Details to be conducted by Wyeth-Ayerst hereunder are subject to a downward adjustment as agreed from time to time by the EMC to reflect (1) any allocation of Details by the EMC to an Immunex sales force as provided in Section 5.3 hereof or (2) the impact of FDA or HPB imposed suspension of Details, withdrawal of Enbrel Promotional Materials, or similar FDA or HPB action.

          (f) Any Detail made by Wyeth-Ayerst to a physician not included in the Physician Audience shall be deemed not to have been made for all purposes hereunder.

     4.5  National Launch Meeting and Periodic Sales Meetings.  The Parties
          ---------------------------------------------------
intend that Wyeth-Ayerst will hold a national launch meeting and periodic sales meetings for Enbrel with respect to each country in the Territory, the agenda of which for Wyeth-Ayerst sales representatives and invitees may include other Wyeth-Ayerst related topics. Immunex shall determine which, if any, of its employees and invitees shall attend such national launch meeting and periodic sales meetings.

     [ * ] Confidential Treatment Requested.

                      ARTICLE 5.  IMMUNEX RESPONSIBILITIES

     5.1  Recording of Sales; Other Activities.  Immunex or its agent shall
          ------------------------------------
invoice the sales of Enbrel in the Territory and thus record Enbrel sales on Immunex's accounts. Immunex shall be responsible for any other activities approved from time to time by the EMC.

     5.2  Oncology Indications Reserved to Immunex.  Immunex hereby reserves the
          ----------------------------------------
right to promote and detail Enbrel for any and all oncology indications in the Territory, to the exclusion of Wyeth-Ayerst. Notwithstanding the foregoing, if Immunex determines that it shall not itself promote and detail Enbrel for oncology indications in any country in the Territory, it shall provide written notice thereof to Wyeth-Ayerst, and the Agreement shall thereupon include all indications for Enbrel in such country in the Territory, including any and all oncology indications.

     5.3  Promotion and Detailing Option Reserved to Immunex.  Immunex shall
          --------------------------------------------------
have the option at any time and from time to time during the Promotion Term upon providing at least [ * ] written notice thereof to Wyeth-Ayerst to supplement Wyeth-Ayerst's Promotion and Detailing of Enbrel hereunder by Promoting and Detailing Enbrel with Immunex's own sales force in any country in the Territory. In the event that Immunex exercises such option, Immunex shall use reasonable efforts in Promoting and Detailing Enbrel hereunder comparable to those commercial efforts it would utilize to promote and detail products of comparable commercial value. Immunex or, to the extent necessary, its agent in Canada, shall comply with the requirements set forth in Section 4.3(a), (d), (e), (f),
(g), (h), (i), (j), (l) and (m), and Section 4.4(d) and (f) hereof, and Article 11 hereof in respect of Detailing and Promoting Enbrel, mutatis mutandis.
                                                        ------- --------
Immunex shall coordinate its sales force activities and other activities related to the Promotion and Detailing of Enbrel with Wyeth-Ayerst through the EMC.

     5.4  Filing of BLA for Enbrel.  Based upon satisfactory results of
          ------------------------
Immunex's Phase III randomized, placebo-controlled, blinded clinical study of Enbrel [ * ], Immunex shall file a BLA for Enbrel with the FDA at the earliest opportunity. Wyeth-Ayerst shall have the right to review and comment on, but not the right to approve, the BLA prior to filing with the FDA in accordance with specific timelines agreed upon by the Parties in connection with their collaboration under the TNFR Agreement. The form and content of the BLA shall not be inconsistent with other Immunex submissions to the FDA, and the data supporting the BLA will demonstrate safety and efficacy of Enbrel for the treatment of rheumatoid arthritis for patients that have failed disease modification ("DMARD") therapy.
               -----

[ * ] Confidential Treatment Requested.

     5.5  Regulatory Documentation; Regulatory Meetings and Communications.
          ----------------------------------------------------------------

          (a) Immunex or its agent shall prepare, file and maintain all regulatory documentation and perform all applicable regulatory activities for Enbrel in the Territory (e.g., annual reports, filing of Enbrel Promotional
                         ----
Materials) consistent with (1) the FD&C Act and the PHS Act, including support of the BLA for Enbrel, and any amendments thereto, and (2) if applicable, the CF&D Act, including support of the NDS for Enbrel, and any amendments thereto.

          (b) At least one (1) representative of each Party shall be given the opportunity to participate in any meetings or substantive discussions with the FDA, HPB, or any other regulatory authority which relate to Enbrel, including, but not limited to, any Enbrel Promotional Materials. To the extent Wyeth-Ayerst receives any communications from the FDA, HPB, or any other regulatory authority relating to Enbrel, Wyeth-Ayerst shall notify Immunex as soon as possible, and in any event within two (2) Business Days after receipt of any such communication, and Immunex or its agent shall thereafter be responsible for responding to any such communications with the FDA, HPB, or any other regulatory authority. To the extent Immunex receives any communications from the FDA, HPB, or such other regulatory authority relating to Enbrel, Immunex shall notify Wyeth-Ayerst in a timely manner.

          (c) Subject to Section 5.5(b) and (d) hereof, each Party shall promptly notify the other Party of and provide such other Party with a copy of any correspondence or other reports or complaints submitted to or received by the first Party from the FDA, HPB, any other regulatory authority, or other Third Party claiming that any Enbrel Promotional Materials are inconsistent with the Enbrel Labeling or are otherwise in violation of the FD&C Act, the PHS Act, or the CF&D Act.

          (d) Notwithstanding anything herein to the contrary, Immunex or its agent shall have exclusive responsibility for correspondence and for any official communications with the FDA, HPB, or any other regulatory authority regarding Enbrel in the Territory.

          (e) Immunex shall provide Wyeth-Ayerst with a copy of any documents or reports filed with the FDA, HPB, or any other regulatory authority under this
Section 5.5.

     5.6  Adverse Drug Experience Reporting.  Immunex shall submit to the FDA in
          ---------------------------------
accordance with the FD&C Act and the PHS Act, and shall submit or cause its agent to submit to the HPB in accordance with the CF&D Act, as applicable, all adverse drug experience reports in the Territory relating to Enbrel provided by Wyeth-Ayerst to Immunex pursuant to Section 4.3(k) hereof or otherwise received by Immunex. Immunex shall provide Wyeth-Ayerst with a copy of any reports filed with the FDA or HPB under this Section 5.6.

     5.7  Funding of Development Expenses.  Immunex shall continue to fund
          -------------------------------
development expenses for Enbrel in the Territory related to current and planned studies, including Phase IV Studies and related to obtaining additional and expanded indications and formulations [ * ] for Enbrel pursuant to the terms of the TNFR Agreement. Any studies for Enbrel included within the meaning of Marketing Expenses in Section 1.36 hereof shall be subject to the cost sharing provisions of Section 6.1 and 6.2(c) hereof. Wyeth-Ayerst shall have the right to review and comment on, but not the right to approve, any protocols for Phase IV Studies prior to commencement of such Phase IV Studies.

     5.8  Distribution and Related Services.  Notwithstanding anything herein to
          ---------------------------------
the contrary, Immunex shall have responsibility, after good faith consultation with Wyeth-Ayerst, for the selection from time to time of distribution services, related financial services, and professional services for Enbrel in the Territory. Immunex shall give all due consideration in good faith to any proposals made from time to time by Wyeth-Ayerst to Immunex or the EMC for Wyeth-Ayerst to perform some or all of these services. If Wyeth-Ayerst can provide such services at a competitive market rate, Immunex shall give preference to proposals made by Wyeth-Ayerst to perform such services from time to time hereunder at such competitive rates. The costs of all such distribution services, related financial services, and professional services under this
Section 5.8 shall be shared between the Parties as Marketing Expenses under the cost sharing provisions of Section 6.1 and 6.2(c) hereof.

     5.9  Recalls, Market Withdrawals, or Corrections.  Immunex and Wyeth-Ayerst
          -------------------------------------------
shall each notify the other promptly if, during the Promotion Term, any batch or lot of Enbrel, or Enbrel itself, is alleged or proven to be the subject of a recall, market withdrawal or correction in any country in the Territory, and the Parties shall cooperate in the handling and disposition of such recall, market withdrawal or correction; provided, however, in the event of a disagreement as to any matters related to such recall, market withdrawal or correction, Immunex shall, after consultation with Wyeth-Ayerst, have the final authority with respect to such matters, which authority shall be exercised reasonably and in good faith. Immunex shall pay [ * ] and Wyeth-Ayerst shall pay [ * ] of any and all costs and expenses related to any such recall, market withdrawal or correction of Enbrel.

      [ * ] Confidential Treatment Requested.

     5.10 Enbrel Marketing Team--Immunex Representative(s).  Immunex will from
          ------------------------------------------------
time to time assign one (1) Immunex representative and may at its option from time to time assign a reasonable number of additional Immunex representatives, as approved by the EMC, to Wyeth-Ayerst's marketing headquarters or other applicable location as member(s) of the Enbrel Marketing Team.

     5.11 Immunex Detailing Performance Standards.
          ---------------------------------------

          (a) The following provisions in this Section 5.11 shall apply only if [ * ] or more of the total Details to be conducted for a given Calendar Year in the Marketing Plan approved by the EMC are assigned to Immunex in the Territory.

          (b) If the total number of Details actually delivered by Immunex or its agent in each of the two (2) consecutive Calendar Quarters after commencement of Detailing by Immunex or its agent in any country in the Territory is less than [ * ] of the number of Details assigned by the EMC to be delivered by Immunex or its agent in such country, then Immunex shall pay Wyeth-Ayerst in accordance with the time period set forth in Section 10.3(d) hereof, an amount equal to [ * ] of Immunex's then current cost of a Detail
[ * ] for each of the Immunex shortfall Details under this Section 5.11(b).

          (c) If the total number of Details actually delivered by Immunex or its agent in each of the two (2) consecutive Calendar Quarters after commencement of Detailing by Immunex or its agent in any country in the Territory is less than [ * ] of the number of Details assigned by the EMC to be delivered by Immunex or its agent in such country, then Immunex shall pay Wyeth-Ayerst in accordance with the time period set forth in Section 10.3(d) hereof, an increased amount equal to [ * ] of Immunex's then current cost of a Detail
[ * ] for each of the Immunex shortfall Details under this Section 5.11(c).

          (d) Subject to Wyeth-Ayerst's rights under Section 21.4(a) hereof, the foregoing payment under either (but not both) Section 5.11(b) or (c) above shall be Wyeth-Ayerst's sole remedy for Immunex's failure to conduct the number of Details assigned by the EMC to be delivered by Immunex or its agent in any country in the Territory.

                        ARTICLE 6.  COMMERCIAL EXPENSES

     6.1 Pre-Market Launch Commercial Expenses. With respect to each country
         --------------------------------------
in the Territory, Wyeth-Ayerst shall pay for [ * ] and Immunex shall pay for [ * ] of the pre-Market Launch Commercial Expenses which are approved by

      [ * ] Confidential Treatment Requested.

the EMC. However, if such Commercial Expenses are incurred pre-Market Launch but directly relate to post-Market Launch activities for Enbrel (e.g., national
                                                             ----
launch meeting, advertising deposits), the cost sharing with respect to such Commercial Expenses shall be governed by Section 6.2 below.

     6.2  Post-Market Launch Commercial Expenses.
          --------------------------------------

          (a) Wyeth-Ayerst Sales Force Costs.  With respect to each country in
              ------------------------------
the Territory, Wyeth-Ayerst and Immunex shall share Wyeth-Ayerst's post-Market Launch Sales Force Costs which are approved by the EMC according to the following schedule:

          (1) First U.S. Contract Year and first Canadian Contract Year:  Wyeth-
              ---------------------------------------------------------
Ayerst shall pay [   *   ] and Immunex shall pay [   *   ] of such Sales Force
Costs;

          (2) Second U.S. Contract Year and second Canadian Contract Year:
              -----------------------------------------------------------
Wyeth-Ayerst shall pay [   *   ] and Immunex shall pay [   *   ] of such Sales
Force Costs; and

          (3) Third U.S. Contract Year, third Canadian Contract Year, and in
              --------------------------------------------------------------
each case thereafter throughout the Promotion Term:  Wyeth-Ayerst shall pay
--------------------------------------------------
fifty percent (50%) and Immunex shall pay fifty percent (50%) of such Sales Force Costs.

          (b) Immunex Sales Force Costs.  With respect to each country in the
              -------------------------
Territory, if Immunex exercises its option to add a sales force to Detail Enbrel pursuant to Section 5.3 hereof, Wyeth-Ayerst and Immunex shall share Immunex's Sales Force Costs which are approved by the EMC according to the following schedule, such sharing to commence at Immunex's request upon commencement of the first Immunex U.S. Launch Year and/or first Immunex Canadian Launch Year, as applicable:

          (1) First Immunex U.S. Launch Year and first Immunex Canadian Launch
              ----------------------------------------------------------------
Year:  Immunex shall pay [   *   ] and Wyeth-Ayerst shall pay [   *   ] of such
----
Sales Force Costs;

          (2) Second Immunex U.S. Launch Year and second Immunex Canadian Launch
              ------------------------------------------------------------------
Year:  Immunex shall pay [   *   ] and Wyeth-Ayerst shall pay [   *   ] of such
----
Sales Force Costs; and

       [ * ] Confidential Treatment Requested.

          (3) Third Immunex U.S. Launch Year, third Immunex Canadian Launch
              -------------------------------------------------------------
Year, and in each case thereafter throughout the Promotion Term:  Immunex shall
---------------------------------------------------------------
pay fifty percent (50%) and Wyeth-Ayerst shall pay fifty percent (50%) of such Sales Force Costs.

          (c) Marketing Expenses.  With respect to each country in the
              ------------------
Territory, Wyeth-Ayerst and Immunex shall share all post-Market Launch Marketing Expenses which are approved by the EMC according to the following schedule:

          (1) First U.S. Contract Year and first Canadian Contract Year:  Wyeth-
              ---------------------------------------------------------
Ayerst shall pay [   *   ] and Immunex shall pay [   *   ] of such Marketing
Expenses;

          (2) Second U.S. Contract Year and second Canadian Contract Year:
              -----------------------------------------------------------
Wyeth-Ayerst shall pay [   *   ] and Immunex shall pay [   *   ] of such
Marketing Expenses; and

          (3) Third U.S. Contract Year, third Canadian Contract Year, and in
              --------------------------------------------------------------
each case thereafter throughout the Promotion Term:  Wyeth-Ayerst shall pay
--------------------------------------------------
fifty percent (50%) and Immunex shall pay fifty percent (50%) of such Marketing Expenses.

          (d) Payment of Commercial Expenses.

          (1) The EMC shall approve annual budgets prepared by Wyeth-Ayerst (with input from Immunex through the Enbrel Marketing Team or otherwise) for each Calendar Year after Market Launch for Marketing Expenses and Sales Force Costs which are subject to sharing under this Agreement (see Section 3.2 hereof). Based upon such budgets, the Party projected to be required to reimburse the other Party during such Calendar Year to balance shared costs shall pay to the other Party, in advance of each calendar month during such Calendar Year, one-twelfth (1/12th) of the difference between (i) its budgeted annual shared costs for such Calendar Year, and (ii) its applicable share of the total annual budgeted shared costs to be incurred by both Parties for such Calendar Year. Each Party shall report to the other, within twenty (20) days following the end of each calendar month, its actual shared costs for such month.

          (2) Within thirty (30) days following the end of each Calendar Quarter, but subject to the last sentence in Section 3.2 hereof, a reconciling payment shall be made to the appropriate Party in the amount of the difference between the amounts actually paid for Marketing Expenses and Sales Force Costs for the

      [ * ] Confidential Treatment Requested.

preceding Calendar Quarter and the actual amount of such Marketing Expenses and Sales Force Costs due based on the actual shared costs as reported monthly. The amount of Sales Force Costs as well as the costs associated with infrastructure services and overhead included within Marketing Expenses which are subject to cost sharing by the other Party shall be determined in accordance with allocation principles established by mutual agreement of the Parties, which shall be in accordance with generally accepted accounting principles, consistently applied.

        ARTICLE 7.  WORKING CAPITAL LOAN FOR LAUNCH INVENTORY OF ENBREL

     7.1  Working Capital Loan for Launch Inventory of Enbrel.
          ---------------------------------------------------

          (a) Working Capital Loan Commitment.  Wyeth-Ayerst shall make working
              -------------------------------
capital loans (the "Loans") available to Immunex from time to time during the
                    -----
period from the Effective Date through and including the first to occur of (1)
ninety (90) days after U.S. Market Launch, or (2)  [   *   ] (the "Commitment
                                                                   ----------
Period"), for up to [   *   ] of the Cost of Goods of U.S. launch inventory for
------
Enbrel, provided that the aggregate principal amount of Loans outstanding at any one time shall not exceed Twenty-Five Million Dollars ($25,000,000). During the Commitment Period, Immunex may borrow, repay and reborrow hereunder provided that all Loans shall be paid in full as set forth in Section 7.1(e) below. Each Loan shall be in an aggregate principal amount of not less than One Million Dollars ($1,000,000).

          (b)  Note.   Immunex's obligation to repay the Loans shall be
               ----
evidenced by a single promissory note (the "Note") in the form attached hereto
                                            ----
as Schedule D.
   ----------

          (c) Funding Procedures for Loans.  Each Loan shall be initiated by
              ----------------------------
delivery to Wyeth-Ayerst of a written request ("Loan Request") signed by an
                                                ------------
officer of Immunex in substantially the form attached hereto as Schedule E (with
                                                                ----------
blanks appropriately completed). Each Loan Request shall be delivered not less than two (2) Business Days prior to the date of the proposed Loan. Unless Immunex shall otherwise instruct Wyeth-Ayerst in the Loan Request, the amount specified in such Loan Request shall be delivered to Immunex within two (2) Business Days after the Loan Request is received by Wyeth-Ayerst.

          (d) Loan Prepayments.  On two (2) Business Days' notice to Wyeth-
              ----------------
Ayerst, Immunex may prepay the Note in whole at any time or in part from time to time, in either case with accrued interest to the date of such prepayment on the

      [ * ] Confidential Treatment Requested.

principal amount being prepaid, provided that each such partial prepayment shall be in the principal amount of One Million Dollars ($1,000,000) or an integral multiple thereof. Prepayments shall be without premium or penalty.

          (e) Payments Generally.  The terms of the Note shall require repayment
              ------------------
in [   *   ] equal quarterly installments of principal together with accrued
interest, commencing at the end of the [   *   ], but in any event commencing no
later than [   *   ] after the initial borrowing hereunder.  Upon payment in
full of the Note and all other amounts payable under this Article 7, Wyeth-Ayerst shall surrender to Immunex the Note duly marked cancelled.

          (f) Interest.  Immunex shall pay interest on the unpaid principal
              --------
balance of each Loan and accrued but unpaid interest thereon (compounded quarterly), accrued from the date of such Loan until the principal amount thereof and any such unpaid interest is paid in full, at a floating rate per
annum equal to Prime plus [   *   ].  "Prime" means the rate designated from
                                       -----
time to time by Chase Manhattan Bank New York, or any successor thereto, as its prime rate of interest. Interest shall be calculated on the basis of a three hundred sixty-five (365)-day year for the actual number of days elapsed.

          (g) Acceleration of Note and Interest.  Wyeth-Ayerst may in its sole
              ---------------------------------
discretion declare any unpaid Loans under the Note, together with accrued interest thereon, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Immunex, in the event that (1) this Agreement is terminated by Wyeth-Ayerst pursuant to
Section 21.4(a) hereof or (2) Immunex defaults in the payment of principal or interest under any of the Loans and such default continues for twenty (20) days after written notice thereof from Wyeth-Ayerst to Immunex.

                    ARTICLE 8.  ENBREL PROMOTIONAL MATERIALS

     8.1  Enbrel Promotional Materials.
          ----------------------------

          (a) In connection with Wyeth-Ayerst's commencement of Promotion and Detailing of Enbrel, and at all times during the Promotion Term, Wyeth-Ayerst shall be responsible for the creation, preparation, production and reproduction of all Enbrel Promotional Materials. If Immunex exercises its option to Promote and Detail Enbrel pursuant to Section 5.3 hereof, Immunex may from time to time request Wyeth-Ayerst to create additional Enbrel Promotional Materials, and Wyeth-Ayerst shall be responsible for the creation, preparation, production and reproduction of all such additional Enbrel Promotional Materials.

      [ * ] Confidential Treatment Requested.

          (b) Consistent with applicable law, Immunex shall have the right to approve any and all Enbrel Promotional Materials, pursuant to procedures and timelines to be mutually agreed upon, which to the extent practicable, shall be coordinated with Wyeth-Ayerst's procedures, i.e., Wyeth-Ayerst's Copy Clearance
                                            ----
Committee.

          (c) Wyeth-Ayerst shall at all times during the Promotion Term provide Immunex with ten (10) final copies of all Enbrel Promotional Materials within fifteen (15) days after initial public dissemination thereof, and such additional copies as may be reasonably requested by Immunex from time to time. The Parties shall establish a tracking system or utilize Wyeth-Ayerst's tracking system (if appropriate), for Enbrel Promotional Materials to ensure that all such Enbrel Promotional Materials are accurately tracked and submitted to the FDA and/or HPB as appropriate.

          (d) Immunex will file Enbrel Promotional Materials with the FDA, and Immunex or its agent will file Enbrel Promotional Materials with the HPB.

     8.2  Content of Enbrel Promotional Materials.
          ---------------------------------------

          (a) All Enbrel Promotional Materials used by either Party in the Promotion or Detailing of Enbrel in the Territory shall contain (1) the Immunex Trademarks, corporate name and logo as set forth in Schedule A hereto and (2)
                                                    ----------
the Wyeth-Ayerst Trademarks, corporate name and logo as set forth on Schedule A
                                                                     ----------
hereto, in positions of equivalent prominence and frequency, subject to Section 8.2(b) below.


          (b) In order to enable each Party to perform its obligations as set forth in Section 8.2(a) above, each Party hereby grants to the other Party a non-assignable, non-sublicensable, non-exclusive, royalty-free right and license to use the Immunex Trademarks and the Wyeth-Ayerst Trademarks, as applicable, in the Territory solely in connection with the Enbrel Promotional Materials and Enbrel Labeling. Such license shall expire immediately upon the earlier of (1) termination or cancellation of this Agreement or (2) expiration of the Promotion Term; provided, however, each Party to the extent applicable hereunder shall thereafter have a reasonable period, not to exceed twelve (12) months following such termination or cancellation, within which to use the existing inventory of Enbrel Promotional Materials and Enbrel Labeling containing any Trademarks of the other Party; provided, further, upon such termination or cancellation, Immunex shall thereafter be relieved of its obligations to display the Wyeth-Ayerst Trademarks on Enbrel

Promotional Materials and Enbrel Labeling printed following such termination or cancellation.

          (c) Prior to the use thereof, each Party shall provide to the other Party a prototype of any Enbrel Promotional Materials or Enbrel Labeling which contain the other Party's Trademarks for the purposes of the other Party's review of the manner in which its Trademarks are used therein. The reviewing Party shall notify the other Party within ten (10) Business Days after delivery of such prototype, whether the reviewing Party approves or disapproves of the manner of such use and, in the case of disapproval, the specific reasons therefor and an acceptable alternative. In the event the reviewing Party fails so to notify the other Party within such ten (10) Business Day period, the reviewing Party shall be deemed to have approved of the manner of such use. In the event the reviewing Party disapproves of the manner of such use and the Parties are unable to reach agreement regarding the manner of such use, the other Party retains the right to print and use, and the reviewing Party agrees to use to the extent applicable, such Enbrel Promotional Materials and Enbrel Labeling (as applicable) without the reviewing Party's Trademarks. Each Party shall permit one (1) or more authorized representatives of the other Party, on reasonable prior notice, at reasonable intervals, during normal business hours and subject to normal safety and security procedures, to inspect and examine from time to time, Enbrel Promotional Materials and Enbrel Labeling and the records of such Party that are related to use of the other Party's Trademarks, or to use of Enbrel Promotional Materials or Enbrel Labeling.

          (d) Following termination of either Party's right or license to use the other Party's Trademarks pursuant to this Agreement, such Party shall make no further use of the other Party's Trademarks or any trademark or trade name either substantially resembling or which is confusingly similar to any of the other Party's Trademarks in connection with the subject matter of this Agreement.

                         ARTICLE 9.  SCHEDULED PAYMENTS

     9.1  Scheduled Payments.  Wyeth-Ayerst shall make the following
          ------------------
nonrefundable scheduled payments to Immunex within thirty (30) days of each of the following events:

          (a) Fifteen Million Dollars ($15,000,000) on signing of this
Agreement;

          (b) Twenty Million Dollars ($20,000,000) on BLA submission of Enbrel to the FDA in accordance with Section 5.4 hereof, which submission is accepted for review by the FDA;

          (c) Thirty Million Dollars ($30,000,000) on approval of such Enbrel BLA by the FDA;

          (d) Fifteen Million Dollars ($15,000,000) on obtaining a DMARD claim from the FDA;

          (e) Ten Million Dollars ($10,000,000) on first achieving Net Sales of
Enbrel of [   *   ] in any twelve (12) consecutive calendar months; and

          (f) Ten Million Dollars ($10,000,000) on first achieving Net Sales of
Enbrel of [   *   ] in any twelve (12) consecutive calendar months.

                           ARTICLE 10.  COMPENSATION

     10.1 Enbrel Gross Profits Allocation Schedule.
          ----------------------------------------

          (a) In consideration for the activities and obligations undertaken by Wyeth-Ayerst herein, Immunex shall pay Wyeth-Ayerst a percentage of Enbrel Gross Profits in the Territory during each Calendar Year (or part thereof) after Market Launch in accordance with Section 10.3(a) hereof, according to the Enbrel Gross Profits Annual Allocation Schedule set forth in Table 1 below:
                                                      -------

                                    TABLE 1
                ENBREL GROSS PROFITS ANNUAL ALLOCATION SCHEDULE


 Annual Enbrel Gross Profits
      (U.S. $Millions)                    % of Enbrel Gross Profits Allocated to
            From                  To                   Wyeth-Ayerst
---------------------------------------------------------------------------------
       $  0                     $[ * ]                    [ * ]
---------------------------------------------------------------------------------
       [ * ]                    [ * ]                     [ * ]
---------------------------------------------------------------------------------
       [ * ]                    [ * ]                     [ * ]
---------------------------------------------------------------------------------
       [ * ]                     --                       [ * ]
---------------------------------------------------------------------------------

     Note:  The percentages represent marginal rates, i.e., each percentage
     ----                                             ----
applies only with respect to Enbrel Gross Profits within the corresponding tier.

      [ * ] Confidential Treatment Requested.

          (b) Subject to Section 10.1(c) below, for New Indications for Enbrel, Wyeth-Ayerst shall receive profits in accordance with the Enbrel Gross Profits Annual Allocation Schedule, with sales of Enbrel for all indications aggregated for each Calendar Year.

          (c) Immunex shall receive one hundred percent (100%) of Enbrel Gross Profits in the Territory attributable to sales of Enbrel in oncology indications, as measured by generally recognized Third Party audits, provided, however, that if in any country in the Territory oncology indications are subsequently added to this Agreement pursuant to Section 5.2 hereof, sales of Enbrel in oncology indications in such country or countries shall be aggregated with sales of Enbrel for all other indications for purposes of calculating each Party's respective share of profits in the Enbrel Gross Profits Annual Allocation Schedule.

          (d) Subject to Section 10.1(c) above, the Enbrel Gross Profits Annual Allocation Schedule shall also apply in the event that Immunex commences Promotion and Detailing of Enbrel with Wyeth-Ayerst in the Territory with Immunex's own sales force, i.e., the percentages allocated to Wyeth-Ayerst shall
                           ----
remain unchanged.

          (e) Wyeth-Ayerst's share of Enbrel Gross Profits for any Calendar Year (or part thereof) under the Enbrel Gross Profits Allocation Schedule shall be
capped at [   *   ] of annual Enbrel Gross Profits on an annual weighted average basis. Any reconciling transaction under this Section 10.1(e) shall occur with respect to Enbrel Gross Profits in the fourth Calendar Quarter of any Calendar Year, and would affect the amount of Enbrel Gross Profits payable to Wyeth-Ayerst for such Calendar Quarter. By way of example only, if Wyeth-Ayerst's
share of Enbrel Gross Profits for any Calendar Year would total [   *   ] on an
annual weighted average basis, then the provisions of this Section 10.1(e) would apply, and Wyeth-Ayerst's allocated share of Enbrel Gross Profits would be reduced in the fourth Calendar Quarter in order to reduce Wyeth-Ayerst's annual
weighted average share to [   *   ].

     10.2   Residual Royalties.
            ----------------------

          (a) As additional consideration for the activities and obligations undertaken by Wyeth-Ayerst herein, Immunex shall pay Wyeth-Ayerst the following residual royalties in accordance with Section 10.3(e) hereof based on Net Sales of Enbrel in the Territory in the three (3) Post-Detailing Contract Years:

               (1) [   *   ] of Net Sales of Enbrel in the Territory in the
first Post-Detailing Contract Year;

      [ * ] Confidential Treatment Requested.

               (2) [   *   ] of Net Sales of Enbrel in the Territory in the
second Post-Detailing Contract Year; and

               (3) [   *   ] of Net Sales of Enbrel in the Territory in the
third Post-Detailing Contract Year.

          (b) The residual payments payable to Wyeth-Ayerst under this Section
10.2 are subject to the provisions of Section 21.5(b) hereof. In addition, if residual royalties are payable by Immunex pursuant to Section 14.1(d) hereof, no residual royalties shall be payable by Immunex under this Section 10.2. In no event shall residual royalties be payable by Immunex pursuant to both Sections
10.2 and 14.1(d) hereof.

     10.3 Timing of Payments.
          ------------------

          (a) Subject to Immunex's receipt of the audit report described in
Section 11.2 hereof within the time period set forth therein, Wyeth-Ayerst's share of Enbrel Gross Profits for a given Calendar Quarter shall be paid by Immunex on or before sixty (60) days after the last day of each Calendar Quarter. The period for payment shall be extended one (1) day for each day of Wyeth-Ayerst's delay in providing such audit report beyond the time period set forth in Section 11.2 hereof.

          (b) At any time during the Promotion Term, if the EMC determines that Wyeth-Ayerst should act as Immunex's agent to invoice customers and collect accounts receivable attributable to sales of Enbrel anywhere in the Territory, then Wyeth-Ayerst shall remit to Immunex one hundred percent (100%) of any and all amounts received by or on behalf of Wyeth-Ayerst attributable to sales of Enbrel on a weekly basis, it being understood that Wyeth-Ayerst shall collect such amounts in trust for Immunex. In such event, Wyeth-Ayerst shall receive its share of Enbrel Gross Profits in accordance with the payment provisions of
Section 10.3(a) above. If Wyeth-Ayerst performs the services described in this paragraph, Wyeth-Ayerst shall provide Immunex with daily (or on as frequent a basis as available to Wyeth-Ayerst) downloading of appropriate financial data, e.g., invoicing activities, reconciliation of accounts receivable balances,
----
returns, discounts, rebates, and data with respect to any other financial services performed by Wyeth-Ayerst for Immunex related to Enbrel.

          (c) The additional payment(s), if any, payable by Wyeth-Ayerst to Immunex pursuant to Section 4.4(c) hereof for Shortfall Details shall be paid by Wyeth-Ayerst (if Immunex has elected this payment method) on or before sixty
(60) days after the last day of the Calendar Quarter in which such amount became payable.

      [ * ] Confidential Treatment Requested.

          (d) The additional payment(s), if any, payable by Immunex to Wyeth-Ayerst pursuant to Section 5.11(b) or (c) hereof for Immunex shortfall Details shall be paid by Immunex on or before sixty (60) days after the last day of the Calendar Quarter in which such amount became payable.

          (e) The residual royalties payable by Immunex on Net Sales of Enbrel in the Territory under either Section 10.2 or Section 14.1(d) hereof shall be paid by Immunex on or before sixty (60) days after the last day of each Post-Detailing Contract Quarter during the applicable Post-Detailing Contract Year(s), subject to the provisions of Section 14.1(e)(2) and Section 21.5(b) hereof.

     10.4 Currency Conversion.  For converting (a) Net Sales of Enbrel in the
          -------------------
Territory but outside the U.S. into U.S. Dollars for purposes of allocating Wyeth-Ayerst's share of Enbrel Gross Profits due after each Calendar Quarter and
(b) any residual royalty payments due to Wyeth-Ayerst on Net Sales made in a currency other than U.S. Dollars payable after any Post-Detailing Contract Quarter, the Net Sales shall first be determined in the currency of the country in which they are earned and shall be converted after each applicable quarter into an account in U.S. Dollars as reported in the Wall Street Journal as of the
                                                   -------------------
close of the last Business Day of the applicable Contract Quarter (for Enbrel Gross Profits) or Post-Detailing Calendar Quarter (for residual royalty payments). All such converted Net Sales shall be consolidated with U.S. Net Sales for the applicable quarter and the applicable Enbrel Gross Profits allocation or residual royalties payable determined therefrom.

               ARTICLE 11. DETAILING REPORTS; ACTIVITY AUDITS;
                      DETERMINATION OF DETAILS PERFORMED

     11.1 Detailing Reports.  For information purposes, Wyeth-Ayerst shall
          -----------------
provide Immunex with current Detailing reports of the number of Details delivered, broken down by sales force, by Primary Details and Secondary Details, and by physician specialty within the Physician Audience. Such Detailing reports and any other relevant sales force information related to Enbrel shall be provided to Immunex on a regular basis (e.g., monthly) as and when received
                                           ----
by Wyeth-Ayerst.

     11.2 Audit Reports; Activity Audits.  No later than forty-five (45) days
          ------------------------------
after the conclusion of each Calendar Quarter after Market Launch, Wyeth-Ayerst shall submit to Immunex an audit report, based upon Wyeth-Ayerst's internal Detailing report data, setting forth the number of Wyeth-Ayerst's Details for Enbrel for the Calendar Quarter for each country in the Territory, broken down by sales force, by Primary Details and Secondary Details, and by physician specialty within the Physician Audience. Wyeth-Ayerst agrees to make available to Immunex, upon reasonable advance notice, such books and records necessary to verify the accuracy of such audit report in respect of any Calendar Quarter ending not more than two (2) years prior to the date of such request. Upon expiration of two (2) years following the end of any Calendar Year, unless prior to such expiration, based upon such inspection, Immunex has notified Wyeth-Ayerst of an issue regarding such audit report pursuant to Section 11.3(b) hereof, the audit report reflecting Wyeth-Ayerst's Details for Enbrel for such Calendar Year shall be binding on Immunex, and Wyeth-Ayerst shall be released from any liability or accountability to Immunex with respect to the number of Enbrel Details given during such Calendar Year.

     11.3 Determination of Details Performed.
          ----------------------------------

          (a) Except as set forth in this Section 11.3, and subject to Immunex's rights under Section 11.2 above, for purposes of this Agreement, the number of Details for Enbrel performed by Wyeth-Ayerst for a given Calendar Quarter shall be based on Wyeth-Ayerst's internal Detailing report data.

          (b) (1) If Immunex has a good faith concern with the accuracy of the number of Wyeth-Ayerst Details reflected by Wyeth-Ayerst's internal Detailing report data based on Immunex's assessment of such data when compared to available Third Party audit data, sampling data (if applicable) or other relevant data relating to Wyeth-Ayerst's Detailing of Enbrel, then Immunex shall so advise Wyeth-Ayerst of such concern, and promptly thereafter Immunex and Wyeth-Ayerst representatives shall consider in good faith whether the number of Wyeth-Ayerst Details reflected by Wyeth-Ayerst's internal Detailing report data are accurate, and if not, whether an adjustment to the number of Details of Enbrel performed by Wyeth-Ayerst for such Calendar Quarter is appropriate.

          (2) If such representatives referred to in Section 11.3(b)(1) above are unable to resolve the matter, either Party may, by notice to the other Party, have the dispute referred to the President of Wyeth-Ayerst and Immunex's Senior Vice President, Marketing, or their designees, for attempted resolution by good faith negotiations for a period of not more than thirty (30) days after such notice is received or such other period of time as may be mutually agreed upon by the Parties to determine whether an adjustment to the number of Wyeth-Ayerst Details for Enbrel in such Calendar Quarter is appropriate.

          (3) If the Parties are unable to resolve the matter after such negotiation as provided in Section 11.3(b)(2) above, then such dispute regarding the number of Wyeth-Ayerst Details for Enbrel in such Calendar Quarter shall be referred for final resolution to an independent market research firm or other expert mutually acceptable to the Parties. The fees that such market research firm or other expert shall be paid in connection with such resolution shall be split equally between Wyeth-Ayerst and Immunex. The settlement of such dispute by such market research firm or other expert shall be binding upon the Parties, and shall be to the exclusion of any court of law with respect to proceedings based solely on such dispute (it being understood that such matter is not within the EMC's purview and therefore not subject to Section 3.4 hereof). The Parties expressly recognize that Third Party audits of Details conducted hereunder do not accurately reflect actual Details conducted hereunder, and that for purposes of determining any potential shortfall in Details conducted hereunder, if the ratio of Third Party audits of Details conducted hereunder to Wyeth-Ayerst internal Detail reports is within the range then existing for other Wyeth-Ayerst comparably promoted products, then the Wyeth-Ayerst internal Details report shall be deemed to be accurate by the Parties.

                      ARTICLE 12.  NEW INDICATION EXPENSES

     12.1 Reimbursement of New Indication Expenses.  Wyeth-Ayerst shall
          ----------------------------------------
reimburse Immunex for [   *   ] of all New Indication Expenses, except to the
extent such New Indication Expenses have already been paid for or otherwise shared by Wyeth-Ayerst under the cost sharing provisions of the TNFR Agreement. Wyeth-Ayerst shall make the following nonrefundable payments according to the schedule set forth below within thirty (30) days after receipt of an invoice from Immunex detailing such New Indication Expenses:

          (a) [   *   ] of such New Indication Expenses shall be due upon BLA
filing of each New Indication with the FDA, or NDS filing of each New Indication with the HPB, as applicable, which filing is accepted for review by the FDA or HPB, as applicable; and

          (b) the remaining [   *   ] of such New Indication Expenses shall be
due upon FDA or HPB approval of such new Indication, as applicable.

     12.2 New Indication Expenses in Canada.  Wyeth-Ayerst's payments for New
          ----------------------------------
Indication Expenses under Section 12.1 above for New Indications filed or approved in Canada prior to the time that such New Indications have been filed
or approved in the U.S. shall be limited to [   *   ] of the amounts otherwise
payable by Wyeth-Ayerst under Section 12.1 above with respect to such payments, with the balance of such amounts payable upon filing and approval in the U.S., subject to Section 12.3 below.

     12.3 Oncology New Indication Expenses.  Notwithstanding anything herein to
          --------------------------------
the contrary, Wyeth-Ayerst's obligations under Section 12.1(a) and (b) above shall

      [ * ] Confidential Treatment Requested.

apply with respect to oncology New Indications only if at the respective times for payment, oncology indications have theretofore been added to this Agreement pursuant to Section 5.2 hereof; provided, however, that, notwithstanding Section
12.2 above, if at the time for any such payment oncology indications have been added to this Agreement pursuant to Section 5.2 hereof with respect only to the U.S. or Canada, but not both, then Wyeth-Ayerst's payments for oncology New Indication Expenses under Section 12.1 above shall be limited to [ * ] (U.S.
only) or [ * ] (Canada only), respectively, of the amounts otherwise payable by Wyeth-Ayerst thereunder.

                              ARTICLE 13.  PATENTS

     13.1 Patent Expenses and Damages.
          ---------------------------

          (a) From the Effective Date through the end of the Promotion Term, but
only with respect to the Territory, Immunex shall pay [   *   ] and Wyeth-Ayerst
shall pay [   *   ] of the following amounts:

          (1) any and all approved up-front payments and expenses associated with obtaining patent or technology licenses from Third Parties that are necessary or desirable in order to manufacture, import, use, sell or distribute Enbrel;

          (2) any and all approved patent litigation and interference expenses (including reasonable attorneys' fees) that are incurred with respect to any Immunex Patent;

          (3) any and all approved patent litigation and interference expenses (including reasonable attorneys' fees) that are incurred with respect to any Third Party patent or patent application that is alleged to claim Enbrel, or the manufacture, use or importation of Enbrel; and

          (4) [   *   ] any approved amounts paid in settlement of patent
litigation, damages or other monetary relief related to patent litigation referred to in Section 13.1(a)(2) and (3) above.

     13.2 [   *   ]

     13.3 [   *   ]

     13.4 Infringement.
          ------------

[ * ] Confidential Treatment Requested.

          (a) In the event that there is infringement on a substantial commercial scale by a Third Party of any Immunex Patent(s), the Party first receiving notification thereof shall notify the other Party in writing to that effect, including with such written notice evidence establishing a prima facie case of such infringement by such Third Party. Immunex shall, at its sole discretion, have the first right to enforce or protect the Immunex Patent(s) against any Third Party infringer. If Immunex has not taken action to enforce such Immunex Patent(s) within one hundred twenty (120) days following receipt of notice from Wyeth-Ayerst of such infringement, Wyeth-Ayerst shall have the right to enforce the Immunex Patent(s) as provided in Section 13.4(b) hereof. Wyeth-Ayerst shall cooperate with Immunex in any litigation to enforce such Immunex Patent(s), and shall have the right to consult with Immunex and be represented by its own counsel at its own expense.

          (b) In addition, Wyeth-Ayerst shall have the right after such one hundred twenty (120) day notice period, but not the obligation, to bring suit against such Third Party infringer and join Immunex as a party plaintiff. Immunex shall cooperate with Wyeth-Ayerst in any such suit brought by Wyeth-Ayerst against a Third Party infringer, and shall have the right to consult with Wyeth-Ayerst and to participate in and be represented by independent counsel in such suit at its own expense. Neither Party shall incur any liability to the other Party as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding an Immunex Patent invalid or unenforceable.

          (c) If either Party is charged with infringement or other violation of the intellectual property rights of any Third Party, the Party who is so charged shall defend itself with counsel of its own choosing. The other Party shall have the right to consult with the Party so charged, and the Parties shall otherwise cooperate in all reasonable respects in defending any such suit, including the joining of suit if necessary or desirable. If both Parties are charged or otherwise named co-defendants in any such suit, they shall select mutually acceptable counsel to represent them jointly. Immunex shall control the defense and settlement of such suit, it being understood that the Parties shall at all times endeavor to cooperate and develop a consensus on the strategy and management of such defense, including the selection of appropriate counsel. In any defense of suit hereunder, each Party shall have the right to be represented by independent counsel at its own expense. Neither Party shall settle or compromise any suit without the consent of the other Party, which consent shall not be unreasonably withheld, delayed, or conditioned by the other Party.

     13.5 Patent Damages and Other Monies Received.  Any damages or other monies
          ----------------------------------------
received from Third Parties as a result of an award or settlement arising out of litigation or any other transaction covered by this Article 13 shall be shared
[ *   ] by Immunex and [   *   ] by Wyeth-Ayerst.

     13.6 [   *   ]

                       ARTICLE 14.  COMPETITIVE PRODUCTS

     14.1 Competitive Products.  From the Effective Date through [   *   ], if
          --------------------
Wyeth-Ayerst or its Affiliates sell, detail, market, promote or otherwise distribute any Competitive Product in the Territory, the following provisions shall apply.

          (a) Notice.  Wyeth-Ayerst shall give Immunex at least one hundred
              ------
eighty (180) days' prior written notice of Wyeth-Ayerst's intent to sell, detail, market, promote or otherwise distribute any product which Wyeth-Ayerst believes could become a Competitive Product in the Territory, except where giving such notice is not feasible (e.g., where a Competitive Product is
                                    ----
acquired by Wyeth-Ayerst through acquisition, in which case such written notice shall be given promptly after such acquisition is closed).

          (b) Negotiations; Reacquisition Option.  Once a product has become a
              ----------------------------------
Competitive Product, and Immunex provides written notice thereof to Wyeth-Ayerst, the Parties shall attempt in good faith to either (1) establish mutually acceptable financial terms for Immunex to co-promote such Competitive Product in the Territory, or for some other commercial relationship such as royalties to Immunex upon sales of such Competitive Product in the Territory or (2) negotiate an adjustment to the Enbrel Gross Profits Allocation Schedule and other applicable terms in this Agreement. If the Parties are unable to establish mutually acceptable terms under options (1) or (2) above within ninety (90) days following such Immunex notice, as such time period may be extended by mutual agreement, Immunex shall have the option, exercisable at its sole discretion, to reacquire all marketing rights to Enbrel in the Territory and simultaneously terminate this Agreement pursuant to Section 21.4(d) hereof upon providing Wyeth-Ayerst at least one hundred twenty (120) days' prior written notice.

          (c) Purchase Price for Reacquisition of Marketing Rights.  If Immunex
              ----------------------------------------------------
elects to exercise its option to reacquire all marketing rights to Enbrel in the Territory under the circumstances specified in Section 14.1(b) above, Immunex
shall pay Wyeth-Ayerst in [   *   ] installments an amount [   *   ], the first
such payment to be due upon the expiration of the notice period given by Immunex to Wyeth-Ayerst under Section 14.1(b) above if Immunex reacquires such marketing
rights.  [   *   ].

      [ * ] Confidential Treatment Requested.

          (d) Residual Royalties.  In the event that Immunex reacquires
              ------------------
marketing rights to Enbrel as set forth in Section 14.1(c) above, Immunex shall pay Wyeth-Ayerst in accordance with Section 10.3(e) hereof the following residual royalties based on Net Sales of Enbrel in the Territory for the applicable Post-Detailing Contract Year(s) according to the following schedule, depending on the U.S. Contract Year in which Immunex reacquires such marketing rights:

          (1) The first three (3) U.S. Contract Years; royalties of [   *  ] for
the first Post-Detailing Contract Year;

          (2) The fourth through the sixth U.S. Contract Years; royalties of [
*   ] in the first Post-Detailing Contract Year and [   *   ] in the second
Post-Detailing Contract Year; and

          (3) After the sixth U.S. Contract Year; royalties of [   *   ] in the
first Post-Detailing Contract Year, [   *   ] in the second Post-Detailing
Contract Year, and [   *   ] in the third Post-Detailing Contract Year.

          (e)  (1)  As partial consideration for the residual royalties payable
under Section 14.1(d) above, for a period of [   *   ] after expiration of the
notice period given by Immunex to Wyeth-Ayerst under Section 14.1(b) above if Immunex reacquires marketing rights to Enbrel in the Territory, the primary
Wyeth-Ayerst field sales force which had detailed Enbrel within the prior [   *
] in the Territory shall not sell, detail, market, promote or otherwise distribute any Acquired Competitive Product in the Territory.

          (2) In the event Wyeth-Ayerst materially breaches its obligations
under Section 14.1(e)(1) above during the [   *   ] period referred to therein,
Immunex may provide written notice thereof to Wyeth-Ayerst specifying in reasonable detail the nature of such breach. If such breach is not cured within
[   *   ] after such written notice, no amount shall be payable to Wyeth-Ayerst pursuant to Section 14.1(d) hereof. The provisions of this Section 14(e)(2) shall be Immunex's exclusive remedy for breach by Wyeth-Ayerst of Section 14(e)(1) above.

                      ARTICLE 15.  ACCOUNTING AND RECORDS

     15.1 True Accounts.  Each Party to the extent applicable hereunder shall
          -------------
keep true accounts of Net Sales of Enbrel and Enbrel Gross Profits in the Territory, and each Party or its Affiliates, as applicable, shall keep true accounts of all sums payable under this Agreement in accordance with applicable generally accepted accounting principles, consistently applied. Immunex shall deliver to Wyeth-Ayerst

      [ * ] Confidential Treatment Requested.

within the time periods specified herein, a written account of Net Sales and Enbrel Gross Profits, as applicable, which are subject to residual royalties under Section 10.2 or 14.1(d) hereof or allocation under Section 10.1 hereof.

     15.2 Payments.  With each accounting required by this Article 15, the
          --------
reporting Party and/or its Affiliates, as applicable, shall also provide to the other Party, without deduction except where expressly permitted by this Agreement, all payments due for the Calendar Quarter or other payment period for which the accounting is made.

     15.3 Access to Records.  Each Party and/or its Affiliates, as applicable,
          -----------------
shall keep accurate records in sufficient detail to enable the amounts due to the other Party to be determined. Upon request, the reporting Party shall permit an independent, certified public accountant selected by the other Party, except one to whom the reporting party has a reasonable objection, to have access, on reasonable advance notice and during regular business hours, to records necessary to determine the correctness of any report or payment made in respect to any payment period and obtain information as to any amount payable under this Agreement for any such period. Such examination shall be at the requesting Party's sole expense and shall not take place more than once each Calendar Year. These rights with respect to any Calendar Year shall terminate two (2) years after the end of any such Calendar Year.

     15.4 New Indication Expenses.  Immunex shall keep true and detailed
          -----------------------
accounts of all New Indication Expenses under Article 12 hereof. From the Effective Date through the end of the Promotion Term and for one (1) year thereafter, at Wyeth-Ayerst's sole expense and no more than once per Calendar Year, Immunex shall permit an audit of such accounts by an independent, certified public accountant. Such accountant shall be selected by Wyeth-Ayerst but shall be one to whom Immunex has no reasonable objection, and shall be given access, on reasonable advance notice and during regular business hours, to the records necessary to determine the correctness of Immunex's invoices for New Indication Expenses pursuant to Section 12.1 hereof. These rights with respect to any Calendar Year shall terminate two (2) years after the end of any such Calendar Year. In the event that any such audit shows any overreporting on Immunex's invoices with respect to New Indication Expenses in excess of ten percent (10%) in any Calendar Year, then Immunex shall pay the cost of such audit, together with the amount of any Wyeth-Ayerst overpayment of New Indication Expenses related to such audit.

     15.5 Confidentiality of Records.  Each Party agrees that any independent,
          --------------------------
certified public accountant given access to the other Party's records under this Article

15 shall be subject to an obligation to maintain any information reviewed during such inspection, including, but not limited to, any written accounts provided by Immunex under Section 15.1 hereof, in strict confidence. In addition, each Party agrees that any of the other Party's records reviewed under this Article 15 shall be considered the other Party's Confidential Information under Section
18.1 hereof.

                             ARTICLE 16.  CURRENCY

     16.1 U.S. Dollars.  All payments to be made under this Agreement shall be
          ------------
made in U.S. Dollars by bank wire transfer in immediately available funds to a bank account designated from time to time by the Party receiving the funds.

                            ARTICLE 17.  TRADEMARKS

     17.1 Required Use and Compliance.  Each Party shall Promote Enbrel only
          ---------------------------
under the Trademarks. Neither Party shall use any Trademarks other than those listed in Schedule A hereto in Promoting Enbrel without the approval of the EMC.
          ----------

     17.2 Validity of Trademarks.  Each Party acknowledges the validity of the
          ----------------------
other Party's right, title and interest in and to its Trademarks and shall not have, assert or acquire any right, title or interest in or to any of such other Party's Trademarks, except as otherwise explicitly provided in this Agreement.

     17.3 Use of Trademarks.  In connection with the subject matter hereof, each
          -----------------
Party shall use the other Party's Trademarks only in the manner directed in writing by such other Party and shall not use any such Trademark in connection with any goods or products other than Enbrel, notwithstanding that such goods or products are dissimilar to Enbrel or have a different use. Each Party shall use the other Party's Trademarks only to the extent authorized herein.

     17.4 Notice of Infringement.
          ----------------------

          (a) Each Party shall give the other Party notice of any infringement or threatened infringement of any of such other Party's Trademarks used in connection with Enbrel. Each Party shall determine in its sole discretion what action, if any, to take in response to the infringement or threatened infringement of that Party's Trademark, other than the primary brand Trademark(s). The Parties initially intend that ENBREL shall be the primary brand Trademark. In the event that one Party chooses to take enforcement action in response to the infringement or threatened infringement of its Trademark, the other Party shall reasonably cooperate in such enforcement; provided, however, the enforcing Party shall reimburse the other Party for reasonable expenses incurred by the other Party that are related to such enforcement.

          (b) As to the primary brand Trademark(s) only, if the Party owning such a Trademark fails to take enforcement action within one hundred twenty
(120) days following notice thereof in response to the infringement or threatened infringement of its Trademark, the other Party shall have the right, in its sole discretion, to conduct litigation or other enforcement proceedings at its own expense, naming the Trademark owner as a party plaintiff. In such event, the Trademark owner shall reasonably cooperate in such enforcement; provided, however, the enforcing Party shall reimburse the other Party for reasonable expenses incurred by the other Party that are related to such enforcement.

          (c) The Parties shall cooperate in good faith with respect to all Trademark enforcement actions hereunder, and each Party shall notify the other Party promptly of all substantive developments with respect to such Trademark enforcement actions, including, but not limited to, all material filings, court papers and other related documents. Each Party shall consider the timely given, reasonable comments and advice of the other Party with respect to the strategy employed and submissions made relative to any Trademark enforcement actions.
The Party enforcing such Trademark action shall retain for its own account any damages or other monetary relief obtained in connection therewith.

                     ARTICLE 18.  CONFIDENTIAL INFORMATION

     18.1 Confidentiality Obligations.  Each Party agrees on behalf of itself,
          ---------------------------
its employees and agents that from the Effective Date through the end of the Promotion Term, and for a period of five (5) years thereafter, such Party shall not use or disclose (except as contemplated herein) Confidential Information of the other Party to any Third Party without the other Party's prior written consent. "Confidential Information" shall mean any information disclosed by one
           ------------------------
Party ("Disclosing Party") to the other Party ("Receiving Party") and designated
        ----------------                        ---------------
as "CONFIDENTIAL" in writing at the time of any written disclosure, or, in the event of oral disclosure or disclosure by demonstration, identified in writing as "CONFIDENTIAL" no later than thirty (30) days after such oral disclosure or disclosure by demonstration, except for:

          (a) information which was already known by the Receiving Party at the time of its disclosure hereunder, as evidenced by its written records;

          (b) information disclosed to the Receiving Party by a Third Party lawfully in possession of such information and not under an obligation of nondisclosure to the Disclosing Party in respect thereof; or

          (c) information which at the time of disclosure is or subsequently becomes patented, published or otherwise part of the public domain except by breach of this Agreement by the Receiving Party.

     18.2 Disclosure to Affiliates.  Notwithstanding the foregoing restrictions
          ------------------------
on confidentiality and use, either Party may disclose any Confidential Information which is disclosed to it hereunder by the other Party (or such other Party's Affiliates) to any of its Affiliates which agree in writing to be bound by the terms hereof or, in lieu thereof, such disclosures may be made to such Affiliates directly by the other Party or its Affiliates.

     18.3 Rights to Disclose Confidential Information.  Subject to Sections 22.1
          -------------------------------------------
and 22.2 hereof, each Party shall be free to disclose and use Confidential Information in any manner that reasonably advances the research, development, manufacturing, marketing and/or sale of Enbrel. Nothing herein shall limit either Party's disclosure or use of any of its Confidential Information in which the other Party does not have an ownership interest or that is not exclusively licensed to the other Party.

     18.4 Return of Confidential Information.  Subject to a Party's rights set
          ----------------------------------
forth herein, and upon termination or expiration of this Agreement as set forth in Article 21 hereof, the Receiving Party shall promptly return to the Disclosing Party all Confidential Information that the Receiving Party has received from the Disclosing Party hereunder, all copies thereof, and to the extent reasonably practicable, all notes that may have been made regarding such Confidential Information. The Receiving Party may retain one (1) copy of each item of Confidential Information and notes regarding the same, provided that such copy shall be retained and used solely for compliance purposes and shall be held in the Receiving Party's confidential files.

                  ARTICLE 19.  REPRESENTATIONS AND WARRANTIES

     Each Party hereby represents and warrants to the other Party as follows:

     19.1 General Representations and Warranties.  Such Party (a) is a
          --------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, (b) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted, and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of such Party and would not materially adversely affect such Party's ability to perform its obligations under this Agreement.

     19.2 Agreement-related Representations and Warranties.  Such Party (a) has
          ------------------------------------------------
the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

     19.3 Consents.  All necessary consents, approvals and authorizations of all
          --------
governmental authorities and other persons required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement have been and shall be obtained.

     19.4 No Conflict.  Notwithstanding anything to the contrary in this
          -----------
Agreement, the execution and delivery of this Agreement and the performance of such Party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations and (b) do not and shall not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation of such Party.

                            ARTICLE 20.  INDEMNITIES

     20.1 Indemnification by Immunex.  Except as set forth in Section 20.2
          --------------------------
hereof, and except to the extent caused by Wyeth-Ayerst's negligent or more culpable acts or omissions, Immunex shall indemnify, defend and hold Wyeth-Ayerst harmless from and against any liabilities, damages, costs or expenses, including reasonable attorneys' fees (collectively, the "Liabilities"), (a)
                                                         -----------
which arise out of, relate to or result from the breach by Immunex of any of its representations, warranties or covenants contained within this Agreement, (b) which arise from any claim, lawsuit or other action by a Third Party caused by the manufacture, use or sale of Enbrel in the Territory, including, but not limited to, a claim, lawsuit, or other action related to the death of or injury to a Third Party, (c) are attributable to statements or representations by Immunex, its employees, or its agents, that are inconsistent with, or contrary to, Enbrel Labeling or Enbrel Promotional Materials, or (d) in the case of any trademark infringement claim, lawsuit or other action, result solely from Wyeth-Ayerst's proper use of Immunex Trademarks in accordance with the terms of this Agreement.

     20.2 Indemnification by Wyeth-Ayerst.  Except as set forth in Section 20.1
          -------------------------------
hereof, and except to the extent caused by Immunex's negligent or more culpable acts or omissions, Wyeth-Ayerst shall indemnify, defend and hold Immunex harmless from and against any Liabilities which arise from any claim, lawsuit or other action to the extent such Liabilities (a) arise out of, relate to or result from the breach by Wyeth-Ayerst of any of its representations, warranties or covenants contained within this Agreement, (b) are attributable to statements or representations by Wyeth-Ayerst, its employees, or its agents, that are inconsistent with, or contrary to, Enbrel Labeling, (c) are attributable to statements or representations by Wyeth-Ayerst, its employees, or its agents, that arise out of, result from or are contained in the Enbrel Promotional Materials, or (d) in the case of any trademark infringement claim, lawsuit or other action, result solely from Immunex's proper use of Wyeth-Ayerst's Trademarks in connection with Enbrel in accordance with the terms of this Agreement.

     20.3 Indemnification Procedures.  A Party (the "Indemnitee") which intends
          --------------------------                 ----------
to claim indemnification under Section 20.1 or 20.2 hereof shall promptly notify the other Party (the "Indemnitor") in writing of any claim, lawsuit or other
                      ----------
action in respect of which the Indemnitee or any of its directors, officers, employees, agents and Affiliates intend to claim such indemnification. The Indemnitee shall permit, and shall cause its directors, officers, employees, agents and Affiliates to permit, the Indemnitor, at its discretion, to settle any such claim, lawsuit or other action and agrees to the complete control of such defense or settlement by the Indemnitor; provided, however, such settlement does not adversely affect the Indemnitee's rights hereunder or impose any obligations on the Indemnitee in addition to those set forth herein in order for it to exercise such rights. No such claim, lawsuit or other action shall be settled without the prior written consent of the Indemnitor and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided herein. The Indemnitee, its directors, officers, employees, agents and Affiliates shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any claim, lawsuit or other action covered by this indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.

             ARTICLE 21.  PROMOTION TERM; TERMINATION OF
                                   AGREEMENT

     21.1 Promotion Term.  The Promotion Term shall commence upon the first
          --------------
Market Launch and, subject to the provisions in this Article 21, shall continue
until the end of the [   *   ] U.S. Contract Year.

      [ * ] Confidential Treatment Requested.

     21.2 Discussion of Extension of Promotion Term.  Promptly after the
          -----------------------------------------
expiration of the [   *   ] U.S. Contract Year, the Parties shall commence good
faith discussions with respect to an extension of the Promotion Term for such period and on terms and conditions as may be mutually agreed upon by the Parties.

     21.3 Extension of Promotion Term for New Indications.
          -----------------------------------------------

          (a) For the first New Indication approved by the FDA within the last five (5) years of the initial Promotion Term, the Promotion Term shall automatically be extended for a period of time sufficient to allow Wyeth-Ayerst
not less than [   *   ] of Detailing under this Agreement from the date of
Wyeth-Ayerst's commencement of Detailing for such New Indication, provided,
however, that if Wyeth-Ayerst does not commence such Detailing within [   *   ]
after such FDA approval, the [   *   ] of additional Detailing hereunder shall
be deemed to commence from the expiration of such [   *   ] period.

          (b) For the second New Indication approved by the FDA within the last five (5) years of the initial Promotion Term, the Promotion Term shall automatically be extended for a period of time sufficient to allow Wyeth-Ayerst
not less than [   *   ] of Detailing under this Agreement from the date of
Wyeth-Ayerst's commencement of Detailing for such New Indication, provided,
however, that if Wyeth-Ayerst does not commence such Detailing within [   *   ]
after such FDA approval, the [   *   ] of additional Detailing hereunder shall
be deemed to commence from the expiration of such [   *   ] period.

          (c) For the third and any subsequent New Indications approved by the FDA within the last five (5) years of the initial Promotion Term, the Promotion Term shall automatically be extended for a period of time sufficient to allow
Wyeth-Ayerst not less than [   *   ] of Detailing under this Agreement from the
date of Wyeth-Ayerst's commencement of Detailing for such New Indication, provided, however, that if Wyeth-Ayerst does not commence such Detailing within
[   *   ] after such FDA approval, the [   *   ] of additional Detailing
hereunder shall be deemed to commence from the expiration of such [   *   ]
period.

          (d) In no event shall the Promotion Term extend beyond [   *   ] from
the first Market Launch.

          (e) For any New Indication approved after the [   *   ] U.S. Contract
Year (if the Promotion Term has been extended for such period), Wyeth-Ayerst shall have the election to Promote and Detail such New Indication for the remaining Promotion Term under the terms of this Agreement. If Wyeth-Ayerst elects not to

      [ * ] Confidential Treatment Requested.

Promote and Detail such New Indication for the remaining Promotion Term, Immunex shall refund to Wyeth-Ayerst the previously paid New Indication Expenses attributable to such New Indication. In addition, if Wyeth-Ayerst elects not to Promote and Detail such New Indication for the remaining Promotion Term, Immunex shall receive one hundred percent (100%) of Enbrel Gross Profits in the Territory attributable to sales of Enbrel for such New Indication, as measured by generally recognized Third Party audits.

          (f) Wyeth-Ayerst shall be reimbursed the [   *   ] New Indication
Expenses payment made to Immunex under Section 12.1(a) hereof with respect to a New Indication in the event that such New Indication(s) is not approved within the Promotion Term.

     21.4 Termination.  This Agreement may be terminated prior to the period set
          -----------
forth in Section 21.1, 21.2 or 21.3 hereof as follows:

          (a) This Agreement may be terminated by either Party upon written notice thereof in the event of a material breach by the other Party which is not cured within sixty (60) days from written notice to the breaching Party specifying in reasonable detail the nature of such breach or longer if the breaching Party delivers a certificate that such material breach is not reasonably capable of being cured within sixty (60) days and that the breaching Party is working diligently to cure such breach, but in no event shall the time for curing such breach exceed an additional sixty (60) days (except under Paragraph 21.4(e) below).

          (b) This Agreement may be terminated at any time upon mutual written agreement between the Parties signed by an executive officer of each Party.

          (c) This Agreement may be terminated by either Party upon at least thirty (30) days' prior written notice to the other Party upon the irrevocable withdrawal of Enbrel from each country in the Territory based upon a good faith determination by Immunex.

          (d) This Agreement may be terminated by Immunex upon at least one hundred twenty (120) days' prior written notice to Wyeth-Ayerst if Immunex elects to reacquire its marketing rights to Enbrel in the Territory under the circumstances specified in Section 14.1(b) hereof.

          (e) This Agreement may be terminated by Immunex upon at least one hundred twenty (120) days' prior written notice to Wyeth-Ayerst if Wyeth-Ayerst's Details or Primary Details in any Calendar Year on an aggregate basis in the

      [ * ] Confidential Treatment Requested.

Territory are less than [ * ] of the Annual Target Number of Details or Annual Target Number of Primary Details applicable for such Calendar Year in the Territory, provided that Wyeth-Ayerst shall have the opportunity to cure within the first [ * ] of the subsequent Calendar Year (such [ * ] to commence upon receipt of notice from Immunex of a default which if uncured, would give rise to a right to terminate under this Section 21.4(e)) by conducting the Annual Shortfall Details in addition to its other required Details during such [ * ] period.

          (f) This Agreement may be terminated by Wyeth-Ayerst upon at least thirty (30) days' prior written notice to Immunex if the BLA for Enbrel as
referred to in Section 5.4 hereof is not approved by the FDA by [   *   ].

          (g) This Agreement may be terminated by Wyeth-Ayerst upon at least one
(1) year's prior written notice to Immunex at any time after the third anniversary of the commencement of the first U.S. Contract Year.

          (h)  [   *   ]

          (i) This Agreement may be terminated by either Party upon at least sixty (60) days' prior written notice thereof if the other Party becomes insolvent, makes an assignment for the benefit of creditors, is the subject of proceedings in voluntary or involuntary bankruptcy instituted on behalf of or against such Party, or has a receiver or trustee appointed for all or substantially all of its property, provided that in the case of an involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.

     21.5 Consequences of Termination; Survival.
          -------------------------------------

          (a) In the event of termination of this Agreement pursuant to any subsection of Section 21.4 hereof, Wyeth-Ayerst's share of Enbrel Gross Profits payable pursuant to Section 10.1 hereof shall be made only with respect to Net Sales of Enbrel generated prior to the effective date of such termination.

          (b) In the event of termination of this Agreement by Immunex pursuant to Section 21.4(a), (d), (e), or (i), or by Wyeth-Ayerst pursuant to Section 21.4(f), (g), or (h), or by either Party pursuant to Section 21.4(b), no amount shall be payable to Wyeth-Ayerst pursuant to Section 10.2 hereof.

          (c) Any termination of this Agreement by Immunex pursuant to Section 21.4(d) shall not affect Wyeth-Ayerst's obligations under Section 14.1(e)(1)

      [ * ] Confidential Treatment Requested.

hereof, provided Immunex continues to pay Wyeth-Ayerst the amounts payable pursuant to Section 14.1(d) in a timely manner as prescribed in Section 10.3(e) hereof.

          (d) Except as set forth herein, any termination, cancellation or expiration of this Agreement shall not relieve either Party of any obligation which has accrued prior to the date of such termination, cancellation or expiration including, but not limited to, such Party's obligations under Sections 5.9, 10.2, 13.1, 13.3, 14.1(c) - (e), 21.4(h), and 21.5 hereof, and
Articles 7, 15, 18, and 20 hereof, which obligations shall remain in full force and effect for the period provided therein or, if no period is provided therein, indefinitely.

                    ARTICLE 22.  PUBLICATIONS; USE OF NAMES

     22.1 Publications.  The Parties acknowledge their mutual intent to issue a
          ------------
press release regarding this Agreement at a mutually agreeable time. The Parties agree that they shall coordinate the initial announcement or press release relating to the existence of this Agreement so that such initial announcement or press release by each is made contemporaneously, or is made as a joint press release. For all disclosures under this Section 22.1, except for such disclosure as is deemed necessary, in the reasonable judgment of the responsible Party, to comply with federal or state laws or regulations, no announcement, news release, public statement, publication, or presentation relating to the existence of this Agreement, the subject matter herein, or either Party's performance hereunder (collectively, a "Publication") shall be
                                                       -----------
made without the other Party's prior approval. Each Party agrees to submit such Publication it proposes to make to the other Party for purposes of such other Party's review and comment or, if required pursuant to this Section 22.1, approval. Any such disclosure will not contain confidential business or technical information of the other Party, unless if disclosure of such confidential business or technical information is required by law or regulation, in which case the disclosing Party will redact if permissible by such law or regulation, or otherwise make reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information which is disclosed by requirement of such law or regulation. Except as otherwise required by such law or regulation, the Party whose press release has been reviewed shall consider in good faith the removal of any information the reviewing Party reasonably deems to be inappropriate for disclosure. Each Party further agrees to respond as promptly as reasonably practicable but, in any event, within fifteen (15) days following receipt from the other Party of such proposed Publication, and likewise agrees that it shall not unreasonably withhold approval of such Publication.

     22.2 Use of Names.  Except as expressly provided for in Articles 8 and 17
          ------------
hereof, in connection with the subject matter hereof, neither Party shall, without the prior written consent of the other Party: (a) use in advertising, publicity, promotional premiums or otherwise, excluding internal communications, any Trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by the other Party or (b) represent, either directly or indirectly, that any product or service of the other Party is a product or service of the representing Party.

                        ARTICLE 23.  U.S. TACE AGREEMENT

     23.1 U.S. TACE Agreement.  As partial consideration from Wyeth-Ayerst for
          -------------------
its appointment to Promote and Detail Enbrel under Section 4.1 hereof, as of the Effective Date the Parties have entered into an Amendment No. 1 to the U.S. TACE Agreement.

                     ARTICLE 24.  MISCELLANEOUS PROVISIONS

     24.1 Legal Compliance.  Each Party shall comply in all material respects
          ----------------
with all laws, rules and regulations applicable to the conduct of its business in the Territory pursuant to this Agreement including, but not limited to, the applicable requirements under the FD&C Act and the PHS Act.

     24.2 Force Majeure.  No failure or omission by the Parties in the
          -------------
performance of any obligation under this Agreement shall be deemed a breach hereof or create any liability if the same arises from any cause beyond the control of the Parties including, but not limited to, the following: act of God; acts or omissions of any government; any rule, regulation or order issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; or strike, lockout or other work stoppage; provided that the affected Party gives prompt written notice of the force majeure to the other Party, and such failure or omission is cured as soon as is practicable after the occurrence of the force majeure.

     24.3 Assignment.  Neither Party may assign its interest under this
          ----------
Agreement without the prior written consent of the other Party, provided, however, that either Party may assign its rights and obligations under this Agreement, without the prior written consent of the other Party, to a successor of the assigning Party's business by reason of merger, sale of all or substantially all of its assets or other form of acquisition, provided that such successor agrees in writing to be bound by this Agreement. In addition, Immunex may assign all or any part of its rights and obligations hereunder to a wholly-owned Affiliate of Immunex, so long as Immunex unconditionally guarantees the obligations of such Affiliate. Such consent to the assignment of this Agreement shall not be unreasonably withheld. Any purported assignment without a required consent shall be void.

     24.4 Headings.  All headings are for reference purposes only and shall not
          --------
in any way affect the meaning or interpretation of this Agreement.

     24.5 Notices.  Unless otherwise specified herein, all notices required or
          -------
permitted to be given under this Agreement shall be in writing and shall be sent by registered or certified mail (return receipt requested), or by overnight courier service, postage prepaid in each case, or by facsimile (and promptly confirmed by such registered or certified mail or overnight courier service) to the receiving Party at such Party's address set forth below, or at such other address as may from time to time be furnished by similar notice by either Party. The effective date of any notice hereunder shall be the date of receipt by the receiving Party.

     If to Immunex:

          Immunex Corporation
          51 University Street
          Seattle, Washington 98101
          Attention:  General Counsel
          Facsimile No.:  (206) 233-0644

     If to Wyeth-Ayerst:

          Wyeth-Ayerst Laboratories

          Division of American Home Products Corporation
          555 East Lancaster
          St. Davids, Pennsylvania 19087
          Attention: Senior Vice President, Global Business Development Facsimile No.: (610) 688-9498

     Copy to:

          American Home Products Corporation
          Five Giralda Farms
          Madison, New Jersey 07940
          Attention: Office of the Senior Vice President and General Counsel Facsimile No.: (973) 660-7156

     24.6 Severance.  If any provision of this Agreement is held to be invalid
          ---------
or unenforceable by a court of competent jurisdiction, all other provisions shall continue in full force and effect.

     24.7 Waiver.  Any term or condition of this Agreement may be waived or
          ------
qualified at any time by the Party entitled to the benefit thereof by a written instrument that specifically identifies this Agreement and the term or condition to be waived or qualified and is executed by a duly authorized officer of such Party. No delay or failure on the part of either Party in exercising any rights hereunder, and no partial or single exercise thereof, shall constitute a waiver of such rights or of any other rights hereunder.

     24.8 Entire Agreement.  This Agreement, together with any Schedules
          ----------------
attached hereto and expressly incorporated herein, and the other agreements referenced herein, constitute the entire agreement between the Parties relative to the subject matter hereof and supersede all previous arrangements whether written or oral, concerning the subject matter hereof. Any amendment or modification to this Agreement shall be of no effect unless made in a writing that specifically references this Agreement and signed by both Parties.

     24.9 Governing Law.  With the exception of patent matters which shall be
          -------------
governed by application of national patent laws, this Agreement shall be construed and the respective rights of the Parties determined in accordance with the laws of the State of New Jersey, without regard to conflicts of law, and of the United States.

     24.10 Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties, intending to be bound hereby, have caused their duly authorized representatives to execute this Agreement.


AMERICAN HOME PRODUCTS                         IMMUNEX CORPORATION
CORPORATION
By:   /s/ Robert G. Blount                 By:   /s/ Edward V. Fritzky
   -------------------------                  -------------------------
                                           Edward V. Fritzky
Name: Robert G. Blount                     Chairman and Chief Executive
                                           Officer

Title: Senior Executive Vice President     Date: 9/25/97

Date: 9/25/97

                APPOINTMENT OF WYETH-AYERST INTERNATIONAL, INC.

     Wyeth-Ayerst hereby appoints Wyeth-Ayerst International Inc., a subsidiary company of AHPC, organized and existing under the laws of the State of New York, and having its principal office at 150 Radnor-Chester Road, St. Davids Center, St. Davids, Pennsylvania 19087, to administer as agent for Wyeth-Ayerst all the rights and obligations of Wyeth-Ayerst in respect of Canada under this Agreement, including, without limitation, the accounting of all payments due Immunex in respect of Canada. By its signature below, Wyeth-Ayerst International Inc. accepts this appointment.

                                       Wyeth-Ayerst International, Inc.

                                            /S/ GERALD A. JIBILIAN
                                       By:_____________________________

                                       Name:   Gerald A. Jibilian

                                       Title:  Vice President

                                       Date:   October 1, 1997

                                   SCHEDULE A
                                   ----------

                                   TRADEMARKS
                                   ----------



    Immunex:
    -------

    ENBREL(TM)

    [LOGO: "IMMUNEX"]

    [LOGO: "CREATING THE FUTURE OF MEDICINE", "IMMUNEX"]





    Wyeth-Ayerst:
    ------------

    [LOGO: "W"]

                                   SCHEDULE B
                                   ----------

                                  COORDINATORS
                                  ------------


    Immunex:
    -------

    Moya Vazquez, Coordinator

    Robin Shapiro, Backup Coordinator







    Wyeth-Ayerst:
    ------------

    David Ridenour, Coordinator

    Lee Mathias, Backup Coordinator

                                   SCHEDULE C
                                   ----------

                          ENBREL MANAGEMENT COMMITTEE
                          ---------------------------



    Immunex:
    -------

    Ed Fritzky

    Peggy Phillips

    Len Stevens, Co-chairperson







    Wyeth-Ayerst:
    ------------

    Joseph Mahady, Co-chairperson

    Michael Marquard

    David Ridenour

                                   SCHEDULE D
                                   ----------

                                      NOTE
                                      ----



                                                         September 25, 1997
(U.S.) $25,000,000                                       Madison, New Jersey

     FOR VALUE RECEIVED, the undersigned, Immunex Corporation, a Washington corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of AMERICAN HOME PRODUCTS CORPORATION (the "Lender"), at Lender's offices, in lawful money of the United States and in immediately available funds, the aggregate principal amount of TWENTY-FIVE MILLION DOLLARS (U.S. $25,000,000) or the aggregate unpaid principal amount of all Loans (as defined in the Promotion Agreement, dated as of September 25, 1997 (the "Enbrel Agreement"), between the Wyeth-Ayerst Laboratories Division of Lender and Borrower) made to the Borrower by the Lender pursuant to the Enbrel Agreement, whichever is less, and to pay interest from the date of this Note on the unpaid principal amount of this Note (including interest added to principal) from time to time outstanding, in like money, at Lender's offices, at the time and at the rate or rates per annum and payable as provided in the Enbrel Agreement. All accrued and unpaid interest shall be added to the principal amount outstanding under the Loans (as defined in the Enbrel Agreement), compounded quarterly, and shall be repaid as set forth in the Enbrel Agreement. Notwithstanding the foregoing, interest shall continue to accrue on all principal amounts outstanding under the Loans until payment in full.

     The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the Lender of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. Borrower hereby waives rights of setoff and the right to impose counterclaims, in any litigation in any court with respect to, in connection with, or arising out of this Note or the Loans.

     The Borrower hereby authorizes the Lender to endorse on the Schedule annexed to this Note the date, amount, term and interest rate of all Loans made to the Borrower pursuant to signed Loan Requests (as defined in the Enbrel Agreement) and all payments of principal and interest in respect of such Loans, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all Loans; provided, however, that the failure to make such notation with respect to any Loan or payment shall not limit or otherwise affect the obligation of the Borrower under the Enbrel Agreement or this Note.

     This Note is issued under and is subject to the terms of the Enbrel Agreement, which terms are hereby incorporated herein by reference. The Enbrel Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of the principal of this Note prior to the maturity of this Note upon the terms and conditions specified in the Enbrel Agreement.

     This Note shall be governed by the laws of the State of New York, without giving effect to its conflict of law provisions.

                   IMMUNEX CORPORATION

                   By:___________________________

                      Name:
                      Title:

                                SCHEDULE TO NOTE



                                                   Unpaid       Name of
                          Amount of   Amount of   Principal     Person
 Amount of     Interest   Principal   Interest     Balance    Making Date
    Loan         Rate       Paid        Paid       of Loan     Notation
 ---------     --------   ---------   ---------   ---------   -----------

                                   SCHEDULE E
                                   ----------

                                  LOAN REQUEST
                                  ------------

                              Immunex Corporation
                              51 University Street
                           Seattle, Washington 98101

[DATE]


American Home Products Corporation
Five Giralda Farms
Madison, New Jersey 07940

Attention: Treasurer

    RE:  Loan Request
         ------------

Gentlemen:

    Reference is made to the Promotion Agreement, dated as of September 25, 1997 (the "Enbrel Agreement"), between Immunex Corporation and American Home Products
      ----------------
Corporation. Terms used herein without definition shall have the meanings given to them in the Enbrel Agreement. Pursuant to Section 7.1(c) of the Enbrel Agreement, we hereby request a Loan in the principal amount of $___________________ to be made on ______________________, 199_.

    The undersigned hereby certifies that the Loan will be used for working capital purposes and that the amount of the Loan together with all prior Loans under the Enbrel Agreement does not exceed [ * ] of the Cost of Goods of U.S. launch inventory of Enbrel actually incurred or committed to date.

    The wire transfer instructions are as follows:

                   IMMUNEX CORPORATION


                   By:
                      ---------------------------
                      Name:
                      Title:

       [ * ] Confidential Treatment Requested.